UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Computer Programs and Systems, Inc.

(Name of registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

March 31, 2021

To the Stockholders of Computer Programs and Systems, Inc.:

You are invited to attend the 2021 Annual Meeting of Stockholders of Computer Programs and Systems, Inc. (the “Company”) on Thursday, May 13, 2021 at 8:00 a.m., Central Time. This year we will be conducting the annual meeting online for the safety of our stockholders and other attendees. Details regarding how to participate in the virtual annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Your vote, whether in attendance on May 13, 2021 or by proxy, is important. Please review the instructions on each of your voting options described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail. Even if you plan to participate in the virtual annual meeting, I urge you to vote as soon as possible.

Sincerely,

Glenn P. Tobin Chairperson of the Board

COMPUTER PROGRAMS AND SYSTEMS, INC.

6600 Wall Street

Mobile, Alabama 36695

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 13, 2021

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders of Computer Programs and Systems, Inc. (the “Company”) will be held at 8:00 a.m., Central Time, on Thursday, May 13, 2021. In light of the COVID-19 (coronavirus) pandemic, for the safety of our stockholders and other attendees, and taking into account federal, state and local guidance that has been issued, we have determined that the annual meeting will be held in a virtual meeting format only via the Internet. You may participate in and vote and submit questions during the annual meeting via the Internet at www.proxydocs.com/CPSI. The annual meeting is being held for the following purposes:

1.	To elect one Class I director to serve on the Board of Directors of the Company for a three-year term expiring at the 2024 Annual Meeting of Stockholders;

2.	To approve on a non-binding advisory basis the compensation of the Company’s named executive officers (“NEOs”);

3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2021; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The annual meeting may be adjourned from time to time without notice other than announcement at the meeting or at adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

The Board of Directors has set March 19, 2021 as the record date for the annual meeting. Only holders of record of the Company’s common stock at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting.

To participate in the annual meeting virtually via the Internet, please visit www.proxydocs.com/CPSI. In order to attend, you must register in advance at www.proxydocs.com/CPSI. In order to register, you will need the control number included on your Notice or proxy card if you request a hard copy of the proxy materials. Upon completing your registration, you will receive further instructions via email, including information about when you should expect to receive your unique link that will allow you access to the meeting and to vote and submit questions during the meeting. You will not be able to attend the annual meeting in person.

Whether or not you plan to participate in the virtual annual meeting, we urge you to review these materials carefully, which are available at www.proxydocs.com/CPSI. We also encourage you to vote by (i) following the instructions on the Notice that you received from your broker, bank or other nominee if your shares are held beneficially in “street name” or (ii) one of the following means if your shares are registered directly in your name

i

with the Company’s transfer agent:

•

By Internet: Go to the website www.proxypush.com/CPSI and follow the instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card to obtain your records and create an electronic voting instruction form.

•

By Telephone: To vote over the telephone, dial toll-free 866-509-1050 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number included on your Notice of Internet Availability of Proxy Materials or proxy card.

•

By Mail: You may request from the Company a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than May 12, 2021 in order to be counted for the annual meeting.

By order of the Board of Directors,

Glenn P. Tobin Chairperson of the Board

This Proxy Statement and the accompanying instruction form or proxy card are being made available on or about March 31, 2021.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, MAY 13, 2021

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Computer Programs and Systems, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting on Thursday, May 13, 2021 at 8:00 a.m., Central Time, in a virtual meeting format only via the Internet. Stockholders may participate in and vote and submit questions during the Annual Meeting via the Internet at www.proxydocs.com/CPSI. In order to attend, you must register in advance at www.proxydocs.com/CPSI. You will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you request a hard copy of the proxy materials.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting.

On or about March 31, 2021, we began sending a Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

We encourage all of our stockholders to vote prior to or during the Annual Meeting, and we hope the information contained in this document will help you decide how you wish to vote.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 13, 2021

The Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company’s 2020 Annual Report to Stockholders are available free of charge to view, print and download at www.proxydocs.com/CPSI.

Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including financial statements and schedules thereto, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Corporate Information” section of our website at http://investors.cpsi.com (under the “2021 Annual Meeting Materials” link). You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including financial statements and schedules thereto, free of charge, from us by sending a written request to: Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695, Attn: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why is the Company soliciting my proxy?

The Board is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders to be held online on Thursday, May 13, 2021 at 8:00 a.m., Central Time, and any adjournments of the meeting, which we refer to as the “Annual Meeting.” This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2020 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about March 31, 2021, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to our stockholders which instructs you on how to access and review the proxy materials on the Internet. The Notice also instructs you on how to submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Why am I receiving these materials?

Our Board is providing these proxy materials to you on the Internet or, upon your request, will deliver printed versions of these materials to you by mail, in connection with the Annual Meeting, which will take place on May 13, 2021. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	our Proxy Statement for the Annual Meeting; and

•	our 2020 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, including our audited consolidated financial statements.

If you request printed versions of these materials by mail, these materials will also include the proxy card for the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

At the Annual Meeting, we will ask you to:

Proposal 1:	Elect one Class I director to serve on the Board of Directors of the Company for a three-year term expiring at the 2024 Annual Meeting of Stockholders;

Proposal 2:	Approve on an advisory basis the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement; and

Proposal 3:	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2021.

What is the Board’s voting recommendation?

The Company’s Board of Directors recommends that you vote your shares FOR the election of the Class I director nominee set forth in this Proxy Statement; FOR the approval, on an advisory basis, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement; and FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2021.

Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the listed nominee in Proposal 1 and FOR Proposals 2 and 3.

What shares owned by me can be voted?

All shares owned by you as of the close of business on March 19, 2021 (the “Record Date”) may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stock broker, bank or other nominee. At the close of business on the Record Date, there were 14,656,967 shares of the common stock of the Company, par value $0.001 per share, outstanding. Each stockholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of the Company’s stockholders hold their shares through a stock broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, J. Boyd Douglas, the Company’s President and Chief Executive Officer, and Matt J. Chambless, the Company’s Chief Financial Officer, Secretary and Treasurer, or to vote during the Annual Meeting. If you request printed copies of the proxy materials, the Company will provide a proxy card for you to use. You may also vote by Internet or telephone, as described below under the heading “How can I vote my shares without participating in the Annual Meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to participate in the Annual Meeting. You also have the right to direct your broker on how to vote these shares. The Notice that you receive from your broker or nominee should include instructions for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or telephone, as described below under “How can I vote my shares without participating in the Annual Meeting?” However, shares held in “street name” may be voted during the meeting by you only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

How can I participate in the Annual Meeting?

In light of the COVID-19 (coronavirus) pandemic, for the safety of our stockholders and other attendees, and taking into account federal, state and local guidance that has been issued, we have determined that the Annual Meeting will be held in a virtual meeting format only via the Internet. You may participate in and vote and submit questions during the Annual Meeting via the Internet at www.proxydocs.com/CPSI.

In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/CPSI. In order to register, you will need the control number included on your Notice or proxy card if you request a hard copy of the proxy materials. Upon completing your registration, you will receive further instructions via email, including information about when you should expect to receive your unique link that will allow you access to the meeting and to vote and submit questions during the meeting. Please be sure to follow the instructions found on your proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email.

How can I vote my shares during the Annual Meeting?

Shares held directly in your name as the stockholder of record or shares held beneficially in “street name” may be voted during the Annual Meeting. To vote during the virtual Annual Meeting, you must first register at www.proxydocs.com/CPSI. Upon completing your registration, you will receive further instructions via email, including information about when you should expect to receive your unique link that will allow you access to the meeting and to vote and submit questions during the meeting. If you are the beneficial owner of shares held in “street name,” you must obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares in order to vote during the meeting. Even if you plan to participate in the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to participate in the Annual Meeting.

How can I vote my shares without participating in the Annual Meeting?

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote by proxy without participating in the Annual Meeting. If you are the stockholder of record, you can vote by proxy by one of the following means:

•

By Internet: Go to the website www.proxypush.com/CPSI and follow the instructions. You will need the control number included on your Notice or proxy card to obtain your records and create an electronic voting instruction form.

•

By Telephone: To vote over the telephone, dial toll-free 866-509-1050 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number included on your Notice or proxy card.

•

By Mail: You may request a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than May 12, 2021 in order to be counted for the Annual Meeting.

If you hold your shares beneficially in “street name,” please follow the instructions provided in the Notice, or, if you request printed copies of proxy materials, on the proxy card or voting instruction form. We urge you to review the proxy materials carefully before you vote. These materials are available at www.proxydocs.com/CPSI.

Can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions prior to the vote during the Annual Meeting. You may enter a new vote by using the Internet or telephone or by mailing a new proxy card or new voting instruction form bearing a later date (which will automatically revoke your earlier voting instructions), which new proxy card must be received by May 12, 2021. You may also enter a new vote by participating in the Annual Meeting and voting during the meeting. Your participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

What is the voting requirement to approve each of the proposals?

Proposal 1, Election of Class I Director: Under the Company’s Bylaws, in order for a director nominee to be elected to the Board of Directors by the Company’s stockholders in an uncontested election of directors, he or she must receive an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the Class I director nominee will be elected to the Board of Directors at the Annual Meeting if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election at the meeting, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of the director. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of the director.

An uncontested incumbent director is required to submit a contingent letter of resignation to the Board of Directors at the time of his or her nomination for consideration by the Nominating and Corporate Governance Committee of the Board. If such a director does not receive a majority of votes cast “for” his or her election, the Nominating and Corporate Governance Committee is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the committee’s recommendation expeditiously following the date of certification of the election results. The Company will publicly disclose the Board’s decision and its reasoning with regard to its decision on the tendered resignation.

Proposal 2, Advisory Vote on Executive Compensation: Our Board of Directors is seeking a non-binding advisory vote regarding the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. Under the Company’s Bylaws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the advisory vote on executive compensation. Abstentions and broker non-votes will not be taken into account in determining the outcome of the advisory vote on executive compensation. This vote is advisory and non-binding in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Proposal 3, Ratification of Appointment of Independent Registered Public Accountants: Under the Company’s Bylaws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that stockholders cast “for” this proposal must exceed the votes that stockholders cast “against” this proposal at the meeting, with abstentions not counting as votes “for” or “against.” Abstentions will not be taken into account in determining the outcome of the ratification of the appointment of the Company’s independent registered public accountants.

What is the effect of abstentions and broker non-votes?

A stockholder may abstain with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum at the Annual Meeting. Abstentions will not affect the outcome of the election of the director (Proposal 1), the non-binding advisory vote on executive compensation (Proposal 2) or the ratification of the appointment of the Company’s independent registered public accountants (Proposal 3).

If you hold your shares in “street name” and do not direct your broker or other nominee as to how you want your shares to be voted in the election of the director (Proposal 1) or the non-binding advisory vote on the compensation of our NEOs (Proposal 2), your broker or other nominee is not permitted to vote those shares on your behalf on such proposal (resulting in a “broker non-vote” for each proposal for which your broker or other nominee does not vote your shares). Accordingly, if you hold your shares in “street name,” it is critical that you complete and return the voting instruction form if you want your votes counted in the election of the director (Proposal 1) and the non-binding advisory vote on the compensation of our NEOs (Proposal 2).

Broker non-votes are counted for general quorum purposes but are not entitled to vote with respect to any matter for which a broker does not have discretionary authority to vote. Broker non-votes will have no effect on the election of the director (Proposal 1) or the non-binding advisory vote on the compensation of our NEOs (Proposal 2). Because your broker or other nominee has discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accountants (Proposal 3), broker non-votes are not expected to result from this proposal.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

It means your shares are registered differently or are held in more than one account. For each Notice you receive, please submit your vote for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy cards and voting instruction forms you receive.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results during the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What happens if additional proposals are presented during the Annual Meeting?

Other than the three proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote during the Annual Meeting. If you grant a proxy, the persons named as proxy holders, J. Boyd Douglas, the Company’s President and Chief Executive Officer, and Matt J. Chambless, the Company’s Chief Financial Officer, Secretary and Treasurer, will have the discretion to vote your shares on any additional matters properly presented for a vote during the Annual Meeting. If for any unforeseen reason, any one or more of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted and present at the meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present or if we decide that more time is necessary for the solicitation of proxies, we may adjourn the Annual Meeting. We may do this with or without a stockholder vote. Alternatively, if the stockholders vote to adjourn the meeting in accordance with the Company’s Bylaws, the named proxies will vote all shares of common stock for which they have voting authority in favor of adjournment.

Who will bear the cost of soliciting proxies for the Annual Meeting?

The Company will pay the entire cost of soliciting proxies for the Annual Meeting, including the distribution of proxy materials. We will request brokers or nominees to forward this Proxy Statement to their customers and principals and will reimburse them for expenses so incurred. If deemed necessary, we may also use our officers and regular employees, without additional compensation, to solicit proxies personally or by telephone.

PROPOSAL 1

ELECTION OF CLASS I DIRECTOR

Board Structure

Our Certificate of Incorporation provides that the number of directors of the Company shall be fixed by resolution of the Board of Directors and divided into three classes. Directors in each class are elected for three-year terms. The current term of the Class I directors expires at the 2021 Annual Meeting of Stockholders. The current Class II directors will serve until the 2022 Annual Meeting of Stockholders and until their successors have been elected and qualified. The current Class III directors will serve until the 2023 Annual Meeting of Stockholders and until their successors have been elected and qualified.

We currently have eight directors. Jeffrey A. Strong, a former Class I director, resigned from the Board of Directors effective October 23, 2020. On February 27, 2019, the Company entered into a Support Agreement (the “Support Agreement”) with Gilead Capital LP and its affiliates (collectively, “Gilead Capital”), pursuant to which the Company agreed to appoint Mr. Strong as an independent director of the Company, effective February 27, 2019. Pursuant to the terms of Section 1.1(h) of the Support Agreement, Mr. Strong offered in writing to the Board his resignation as a member of the Board and all committees thereof as a result of Gilead Capital ceasing to own on October 15, 2020 one-third of the total number of shares of the Company’s common stock that it owned on February 27, 2019. On October 23, 2020, the Board (by majority vote of the disinterested directors) accepted Mr. Strong’s offer to resign as a member of the Board and all committees thereof and approved a decrease in the size of the Board from nine directors to eight directors.

W. Austin Mulherin, III, who is a current Class I director, has decided not to stand for re-election to the Company’s Board of Directors when his term expires at the 2021 Annual Meeting. The Board approved a decrease in the size of the Board from eight directors to seven directors effective as of the conclusion of the Annual Meeting, when Mr. Mulherin’s term expires.

The Board of Directors has nominated Glenn P. Tobin for election as a Class I director to serve a three-year term until the 2024 Annual Meeting of Stockholders and until his successor has been elected and qualified. Pursuant to the Company’s Director Resignation Policy, Mr. Tobin has tendered an irrevocable contingent resignation letter. If Mr. Tobin fails to receive a majority of the votes cast affirmatively or negatively at the Annual Meeting, the Nominating and Corporate Governance Committee of the Board of Directors will recommend to the Board, and the Board will determine, whether to accept or reject Mr. Tobin’s resignation. Following the Board’s decision, the Company will file a Current Report on Form 8-K with the SEC in order to disclose the decision, the process by which the decision was made and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.

Voting of Proxies

Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of Glenn P. Tobin as a Class I director. The Board anticipates that Mr. Tobin will be able to serve, but if he should be unable or unwilling to serve, the proxies will be voted for a substitute selected by the Board, or the Board may decide not to select an additional person as a director or to reduce the size of the Board. Proxies cannot be voted for a greater number of persons than the number of actual nominees so named. Vacancies that occur on the Board of Directors may be filled by remaining directors until the next election of directors for the class in which the vacancy occurred.

The Board of Directors recommends that the stockholders vote FOR the Class I director nominee named above.

Information About the Nominee and Other Directors

The biographies of the nominee and our other directors below contain information regarding such person’s service as a director, business experience, director positions held currently or at any time during the last five years, certain familial relationships to any executive officers, if applicable, information regarding involvement in certain legal or administrative proceedings, if applicable, and, with respect to the nominee and the continuing directors, the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. The nominee currently serves as a director of the Company. The stock ownership with respect to each director and nominee for director is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management.”

All of our directors bring to our Board a wealth of executive leadership experience, particularly at public companies and companies with healthcare and/or information technology operations. The following chart summarizes each continuing director’s key experience, qualifications and other attributes.

Experience and Attributes	Regina M. Benjamin	J. Boyd Douglas	David A. Dye	Christopher T. Hjelm	Charles P. Huffman	Glenn P. Tobin	Denise W. Warren
Accounting Expertise					✓		✓
Compensation				✓		✓	✓
Cybersecurity / IT				✓			✓
Financial Expertise			✓		✓		✓
Independence	✓			✓	✓	✓	✓
Industry-Healthcare	✓	✓	✓			✓	✓
Industry-Software/IT	✓	✓	✓	✓		✓
International	✓	✓	✓	✓		✓
M&A / Strategy	✓	✓	✓	✓	✓	✓	✓
Operations	✓	✓	✓	✓		✓	✓
Public Company Executive		✓	✓	✓	✓	✓	✓
Public Company Governance	✓	✓	✓	✓	✓	✓	✓
Risk Management / Compliance				✓	✓
Audit Committee Financial Expert					✓		✓
Racially and/or Ethnically Diverse	✓
Female	✓						✓
Tenure (Years)	3	18	18	1	16	3	3
Other Current Public Boards	2	0	0	0	0	0	1
Age (Years)	64	54	51	59	67	59	59

Class I Nominee for Election – Term to Expire in 2021

Glenn P. Tobin was elected as a director in November 2017 and was appointed as Chairperson of the Board in April 2019. Mr. Tobin served as Senior Vice President—Accountable Care Solutions of The Advisory Board Company, a research, technology and consulting firm serving the healthcare and education industries, beginning in 2012. Mr. Tobin then served as the Chief Executive Officer of Crimson, The Advisory Board Company’s health analytics division, until his retirement in early 2017. Mr. Tobin also served as the Chief Operating Officer of CodeRyte, Inc. from 2010 to 2012 and held various executive positions within Cerner Corporation from 1998 to 2004. Additionally, he was a General Manager for Corporate Executive Board and was a consultant for McKinsey and Company.

The Board believes that Mr. Tobin’s extensive experience in the healthcare and technology industries, including in various leadership roles, contributes greatly to the Board’s composition.

Class II Continuing Directors – Terms to Expire in 2022

J. Boyd Douglas has served as CPSI’s President and Chief Executive Officer since May 2006. He was first elected as a director in March 2002. Mr. Douglas began his career with CPSI in August 1988 as a Financial Software Support Representative. From May 1990 until December 1994, Mr. Douglas served as Manager of Electronic Billing, and from December 1994 until July 1999, he held the position of Director of Programming Services. From July 1999 until May 2006, Mr. Douglas served as CPSI’s Executive Vice President and Chief Operating Officer.

Mr. Douglas has been employed by CPSI for more than 32 years in a number of positions and areas and has served in senior executive positions for over 20 years, providing him with intimate knowledge of CPSI’s operations and the healthcare industry.

Charles P. Huffman was first elected as a director at the 2004 annual meeting, and he served as Lead Director of the Board from November 2017 until April 2019. From August 2007 until his retirement in November 2008, Mr. Huffman served as Executive Vice President and Chief Financial Officer of EnergySouth, Inc., a public company specializing in natural gas distribution and storage. From 1998 to 2001, Mr. Huffman served as the Senior Vice President, Chief Financial Officer and Treasurer of EnergySouth, Inc., and from 2001 to July 2007, Mr. Huffman served as the Senior Vice President and Chief Financial Officer of EnergySouth, Inc.

The Board believes that Mr. Huffman’s years of experience as an officer of a public company, EnergySouth, Inc., including serving as the principal financial and accounting officer, give him a wide range of accounting, financial, capital markets and executive management experience that contributes greatly to the composition of the Board.

Denise W. Warren was elected as a director in November 2017. Ms. Warren served as the Executive Vice President and Chief Operating Officer of WakeMed Health & Hospitals, a 919-bed healthcare system with multiple facilities in the Raleigh, North Carolina area, from 2015 until her retirement effective December 31, 2020. Prior to this, Ms. Warren served as the Chief Financial Officer of Capella Healthcare, Inc. from 2005 to 2015. Ms. Warren began her career in 1980 with Ernst & Whinney (Ernst & Young), and then worked for a series of financial firms, including E. F. Hutton, Ford Capital, LTD, CS First Boston and Merrill Lynch & Co. Before joining Capella Healthcare, Inc., Ms. Warren served as Senior Vice President and Chief Financial Officer of Gaylord Entertainment Company and Senior Equity Analyst and Research Director for Avondale Partners LLC. She currently serves as a member of the board of directors and the compensation committee, as well as the chairperson of the audit committee, for Brookdale Senior Living (a NYSE-traded company). She also serves on the boards of directors of Rockroom Insurance Group and the Raleigh Chamber of Commerce, and serves on the board of directors, as well as the chairperson of the audit committee, for Virtusa, Inc. Ms. Warren previously served on the boards of directors of HeartCare+ and CancerCare+, two collaborations with Duke University Health System, the American Heart Association—Middle Tennessee, and the Federation of American Hospitals; and served on the Vizient Central Atlantic Executive Board. Ms. Warren is National Association of Corporate Directors (NACD) Directorship Certified™. The NACD Directorship Certification™ program equips directors with the foundation of knowledge sought by boards to effectively contribute in the boardroom. NACD Directorship Certified directors establish themselves as committed to continuing education on emerging issues and to helping to elevate the profession of directorship. In 2020, Ms. Warren also received the Corporate Director’s Certificate from the Harvard Business School.

Ms. Warren brings more than 30 years of experience in operations, finance and executive management and has an extensive track record working with both public and private companies. The Board believes that Ms. Warren’s financial and accounting expertise and her substantial advisory experience in the healthcare industry make her a valuable asset to the Board.

Class III Continuing Directors – Terms to Expire in 2023

Regina M. Benjamin was elected as a director in November 2017. Dr. Benjamin served as the 18th United States Surgeon General and Vice Admiral of the U.S. Public Health Service from 2009 to 2013, and currently serves as the Chief Executive Officer of BayouClinic, Inc., which she founded in 1990. In 1995, Dr. Benjamin became the first person under age 40 elected to the American Medical Association Board of Trustees and, in 2004, she became President of the Medical Association of Alabama, making her the first African American female president of a state medical society in the nation. Dr. Benjamin is currently a member of the boards of directors and audit committees of Oak Street Health, Inc. (a NYSE-traded company) and ConvaTec (a London Stock Exchange-traded company). She also serves as an independent director of Professional Disposables International, Kaiser Foundation Hospitals and Health Plan, Ascension Health Alliance, and Everlywell, Inc. Dr. Benjamin previously served on the boards of directors of Diplomat Pharmacy, Inc. and Alere Inc. (a NYSE-traded company).

Dr. Benjamin has substantial experience in the healthcare industry and has a deep understanding of the medical community and the dynamic regulatory and reimbursement environment. She has extensive expertise providing leadership in regulatory and compliance affairs to both public and private companies in the healthcare industry, which makes Dr. Benjamin a valuable asset to the Board.

David A. Dye has been a director since March 2002, served as Chairperson of the Board of Directors from May 2006 until April 2019, and was appointed as Chief Growth Officer in November 2015, having served as our Chief Financial Officer, Secretary and Treasurer from June 2010 until November 2015. Mr. Dye began his career with CPSI in May 1990 as a Financial Software Support Representative. From that time until June 1999, he worked for CPSI in various capacities, including as Manager of Financial Software Support, Director of Information Technology and then as CPSI’s Vice President supervising the areas of sales, marketing and information technology. Mr. Dye served as CPSI’s President and Chief Executive Officer from July 1999 until May 2006, at which time he was appointed Chairperson of the Board. Mr. Dye served as a director of Bulow Biotech Prosthetics, a company headquartered in Nashville, Tennessee that operates prosthetic clinics in the Southeastern United States from July 2006 until October 2018.

Mr. Dye has been employed by CPSI for more than 30 years in a number of positions and areas and has served in senior executive positions for over 22 years, including as Chief Executive Officer for over six years and Chief Financial Officer for over five years, providing him with extensive knowledge of CPSI’s operations.

Christopher T. Hjelm was elected as a director in December 2019. Mr. Hjelm served as Executive Vice President and Chief Information Officer of The Kroger Company, a food retailing company, from September 2015 until his retirement in August 2019. Prior to this, he served as Senior Vice President and Chief Information Officer of The Kroger Company beginning in 2005. Mr. Hjelm currently serves on the board of directors of Inky Technology Corporation, a cyber-security company that secures emails against phishing, on the investment committee for each of Connectic Ventures and Cintrifuse, and on the board of directors and the audit committee of Pomeroy Technologies, LLC. He is also a strategic advisor to RingIT, Inc. Mr. Hjelm previously served on the board of directors of Kindred Healthcare, Inc. (previously a NYSE-traded company), a healthcare services company that operates long-term acute-care hospitals and provides rehabilitation services across the United States.

The Board believes that Mr. Hjelm’s public board experience and over 25 years of senior-level technology leadership experience make him a valuable asset to the Board.

Class I Director – Not Standing for Re-election

W. Austin Mulherin, III was first elected as a director in February 2002. Since 1991, Mr. Mulherin has practiced law, handling a variety of litigation and business matters for public and private companies. He has been a partner in the law firm of Frazer, Greene, Upchurch & Baker, LLC since 1998.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Highlights

Our Board of Directors is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. The “Corporate Governance and Board Matters” section of this Proxy Statement describes our governance framework, which includes the following features:

•	Majority voting in uncontested director elections, combined with contingent resignations of directors

•	6 of 8 independent directors (5 of 7 following the Annual Meeting)

•	Independent Chairperson of the Board

•	Diverse Board that includes 2 females and 1 racially and/or ethnically diverse member

•	Annual Board and committee evaluations, as well as director self-evaluations, with focus on tangible improvements

•	Mandatory anti-corruption and anti-bribery training for directors

•	Risk oversight by full Board and designated committees
•	Creation of new Innovation and Technology Committee to oversee technology-related risks, innovation and strategy

•	Board committee oversight of Company’s environmental, social and governance (“ESG”) policies, disclosures and strategy

•	Stock ownership guidelines and equity retention requirements for non-employee directors

•	No supermajority standards — stockholders may amend our bylaws or charter by simple majority vote

•	Mandatory retirement age for directors of 72, subject to exceptions granted by the Nominating and Corporate Governance Committee

•	No poison pill in place

We are committed to maintaining the highest standards of corporate governance and we engage proactively with our stockholders to discuss corporate governance, our compensation programs and any other matters of interest. Our stockholder engagement efforts allow us to better understand our stockholders’ priorities, perspectives and concerns, and enable the Company to effectively address issues that matter most to our stockholders.

Board, Committee and Individual Director Evaluation Program

Pursuant to the Corporate Governance Guidelines, the Board and each of its committees conduct an annual evaluation of its performance, led by the Nominating and Corporate Governance Committee. The evaluation is intended to determine whether the Board and its committees are functioning effectively and fulfilling the requirements set forth in the Corporate Governance Guidelines or the committee’s charter, as applicable. Beginning in 2018, the evaluations also included self-evaluations pursuant to which the directors were asked to examine their own contributions to the Board or committee, as appropriate, and potential areas of improvement. The Nominating and Corporate Governance Committee formalized the following self-evaluation program, with the goal of placing additional emphasis on improvements to processes and effectiveness:

Board and Committee members complete self-evaluations: These questionnaires are completed individually in order to encourage honest feedback from the directors.

Group discussions: The Board or committee, as applicable, engages in a discussion of the completed questionnaires in order to assess performance in areas such as meeting efficiency, membership and structure, culture and operational effectiveness, and execution of roles and responsibilities.

Focus on outcomes: The Nominating and Corporate Governance Committee discusses the outcomes of the Board and committee evaluations, determines appropriate follow-up action items and assigns responsibility for such actions.

As a result of the 2020 evaluation process, the Board requested that management make certain improvements to the financial and other materials provided to the directors before the quarterly Board meetings. The Board also requested that management coordinate presentations at the Board meetings by various individuals to provide the directors with a deeper understanding of particular aspects of the Company’s business and a better knowledge of the members of senior management. Following the 2019 evaluation program, the Board worked with management to finalize the Company’s budget earlier in the year and the Board decided to formalize the practice of having a standing meeting of each committee in connection with each quarterly Board meeting. After the Board’s evaluation process in 2018, the Board took steps to improve the director onboarding process, increase educational and training opportunities for directors throughout the year, and implement a regular schedule of operational updates to the Board from various areas of management. The Nominating and Corporate Governance Committee is responsible for ensuring these action items, as well as others resulting from the evaluation process, are implemented throughout the year.

COVID-19 Response

In March 2020, the World Health Organization (the “WHO”) declared the COVID-19 (coronavirus) outbreak a global pandemic, and throughout 2020 the Company’s management and Board took purposeful actions that prioritized the health and safety of our employees and their families and the continued service of our community hospitals and other healthcare systems and facilities. We took a number of actions specific to the health and safety of our employees and their families, including:

•

Management immediately responded to the crisis by moving to a nearly complete remote workforce and rapidly deploying remote collaboration tools in order to ensure uninterrupted communication among our employees and our customers.

•

The Company established internal social distancing, masking, quarantine and sanitation guidelines based on state and federal recommendations and provided personal protective equipment and initial temperature screenings to employees upon our return to the office environment, which was pursuant to a phased approach in keeping with state and local guidelines.

•

In order to ease the financial burden placed on affected employees and promote the use of alternative modalities of care, the Company waived telemedicine fees for participants in our self-insured health benefits plan.

•	Management upheld the Company’s commitment to our employees throughout 2020, and did not implement any pandemic-related furloughs, layoffs or compensation reductions.

We also took actions specific to the continued service of our community hospitals and other healthcare systems and facilities, including:

•

The Company rapidly developed and deployed the CPSI COVID-19 Toolkit, designed to provide healthcare providers and their clinicians with tools to safely and proactively engage with their communities in response to the pandemic. The Toolkit includes chatbots that use artificial intelligence and natural language processing to anticipate the needs of the patient to effectively triage them virtually via telehealth and texting tools, while also providing the latest COVID-19 information from the WHO, the Centers for Disease Control and Prevention (the “CDC”) and resources specific to the healthcare provider’s respective states.

•

Our service personnel engaged customers to help them navigate the complexities of the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, including targeted discussions around the process for securing relief funds designed for healthcare providers.

•

Management accelerated the product roadmap for Get Real Health’s Talk With Your Doc telehealth portal, which was introduced for general release by April 2020 and was provided to customers free of charge for the remainder of the year.

Throughout 2020, management took action to preserve the Company’s cash reserves while awaiting the stabilization of the capital markets. The Company refinanced its indebtedness, suspended the dividend payments and initiated a share repurchase program, completing a strategic shift developed by the Board and management to use capital in a more opportunistic and flexible way. Management also made remote working permanent for many employees, resulting in physical space consolidation and both short-term and long-term cost savings. These cost savings, combined with other strategic and operational decisions during 2020, placed the Company in what management believes is a strong position heading into 2021.

Governance and Compliance Documents

The Board of Directors has adopted Corporate Governance Guidelines that set forth the Company’s fundamental corporate governance principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and Board committees, access to management, director orientation and continuing education, and annual performance evaluations, as discussed above under “Board, Committee and Individual Director Evaluation Program.” The Nominating and Corporate Governance Committee regularly reviews and reassesses the adequacy of the Corporate Governance Guidelines and recommends any proposed changes to the Board, and the full Board approves such changes as it deems appropriate.

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers (including our CEO and senior financial officers) and employees. We have also adopted a separate Code of Ethics with additional guidelines and responsibilities applicable to our CEO and senior financial officers, known as the Code of Ethics for CEO and Senior Financial Officers. Our Codes of Ethics are closely tied to our other compliance documents, including our Anti-Corruption Policy and our Gifts, Meals, Entertainment, and Travel Policy, which the Board of Directors adopted in early 2019. We have international operations, and as such compliance with all anti-corruption and anti-bribery laws is a key component of our ethics focus. In accordance with applicable laws, we prohibit improperly influencing business decisions or improperly securing advantages. Our compliance team conducts regular compliance training for our directors and annual compliance training for certain employees, and this dedication helps to ensure that our personnel are aware of their compliance obligations and well-equipped to meet them.

Copies of the Corporate Governance Guidelines, the Code of Business Conduct and Ethics, the Code of Ethics for CEO and Senior Financial Officers, the Anti-Corruption Policy, and the Gifts, Meals, Entertainment, and Travel Policy are available on our website at http://investors.cpsi.com under “Corporate Governance.”

Director Independence

Listing standards of the Nasdaq Stock Market (“Nasdaq”) require that the Company have a majority of independent directors. Accordingly, because our Board of Directors currently has eight members, Nasdaq requires that five or more of the directors be independent. At the conclusion of the Annual Meeting, the Board of Directors will have seven directors, so four or more of the directors must be independent on or after May 13, 2021. Nasdaq’s listing standards provide that no director will qualify as “independent” for these purposes unless the Board of Directors affirmatively determines that the director has no relationship with the Company that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Additionally, the listing standards set forth a list of relationships that would preclude a finding of independence.

The Board affirmatively determines the independence of each director and nominee for election as a director. The Board makes this determination annually. In accordance with Nasdaq’s listing standards, we do not consider a director to be independent unless the Board determines (i) that no relationship exists that would preclude a finding of independence under Nasdaq’s listing standards and (ii) that the director has no relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) that would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. Members of the Audit, Compensation and Nominating and Corporate Governance Committees must also meet applicable independence tests of Nasdaq and the SEC. Pursuant to the charter of the Innovation and Technology Committee of the Board, which was created by the Board effective October 28, 2020, the members of such committee must also qualify as independent under Nasdaq’s listing standards.

The Board of Directors has reviewed a summary of directors’ responses to a questionnaire asking about their relationships with the Company, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors and parties related to the directors. Following this review, the Board determined that all six of the non-employee directors are independent. In making this determination, the Board considered that, with respect to Mr. Mulherin, who is not a nominee for re-election, (i) Mr. Mulherin is a partner in a law firm that performs certain legal services for the Company, total payments for which have been less than $120,000 for each of the most recent three completed fiscal years, and (ii) Mr. Mulherin’s brother-in-law is employed by the Company as a sales manager.

At the conclusion of the Annual Meeting, the Board of Directors will have seven members, at which time all five of the non-employee directors will be independent. Additionally, the Board determined that each current member of the Audit, Compensation, Nominating and Corporate Governance, and Innovation and Technology Committees, as well as each director who served on any of the committees during 2020, also satisfies the independence tests referenced above.

Company Leadership Structure

The business of the Company is managed under the direction of the Board of Directors, which is elected by our stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. The Board oversees the business and affairs of the Company and monitors the performance of its management. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s NEOs. Directors also communicate with the Company’s outside advisors, as necessary.

The Board does not have a policy requiring the separation or combination of the CEO and Chairperson roles, but these positions have been separated since CPSI’s initial public offering in 2002. On February 27, 2019, the Board elected Glenn P. Tobin, an independent director, as the Chairperson of the Board, effective as of the 2019 Annual Meeting. The Board has determined that it is in the best interests of the Company’s stockholders at this time to have an independent director serve as Chairperson of the Board. The Board believes this leadership structure effectively allocates authority, responsibility and oversight between management and the independent members of our Board. It gives primary responsibility for the operational leadership and strategic direction of the Company to our CEO, while the Chairperson facilitates our Board’s independent oversight of management, promotes communication between senior management and our Board about issues such as executive compensation, company performance, and management development and succession planning, and leads our Board’s consideration of key governance matters. As the Chairperson, Mr. Tobin presides at all meetings of the Board, including executive sessions of the independent directors, sets the agendas for Board meetings in consultation with the CEO and other directors, communicates the Board’s feedback to the CEO and communicates on behalf of the Board with various constituencies involved with the Company. In the event that the Chairperson of the Board is not independent, the Board can elect an independent director to serve in a lead capacity to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as set forth in the Lead Director Charter.

Executive Sessions

Executive sessions of the independent directors of the Board of Directors are to be held at least two times a year and otherwise as needed. Such sessions are chaired by the Chairperson of the Board, if such individual is independent under Nasdaq’s listing standards, by the lead independent director, if the Chairperson is not independent, or in the absence of an independent Chairperson or a lead independent director, by an independent director selected by a majority of the independent directors. The chairperson of the executive sessions also establishes agendas for such sessions.

Risk Oversight

Our management continually monitors the material risks facing the Company, including financial risk, strategic risk, operational risk, and legal and compliance risk. The Board of Directors is responsible for exercising oversight of management’s identification and management of, and planning for, those risks. The Board believes that an effective risk management system should be focused on (1) timely identifying the material risks that the Company faces, (2) communicating necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (3) implementing appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrating risk management into Company decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management, and the Audit Committee has developed a risk management oversight program that is designed to assist the Board and management in identifying and prioritizing the Company’s material risks and, for each risk, assigning responsibility for oversight and designing and monitoring the status of a risk mitigation plan. In addition, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

The Board has delegated to certain committees oversight responsibility for those risks that are directly related to their areas of focus. The Audit Committee reviews our risks related to the Company’s financial assets and liabilities, accounting and financial reporting. The Audit Committee is also responsible for coordinating the Board’s oversight of the Company’s risk-management program, including the process by which management assesses, prioritizes and manages the Company’s material risks. The Compensation Committee considers risk issues when establishing and administering our compensation program for executive officers and other key personnel. The Nominating and Corporate Governance Committee oversees matters relating to the composition and organization of the Board and advises the Board how its effectiveness can be improved by changes in its composition and organization. Beginning in October 2020, the Nominating and Corporate Governance Committee also oversees the Company’s efforts related to ESG policies and strategy, as well as ESG trends that may affect the Company’s business, operations, performance or public image.

In connection with its oversight responsibility with respect to cybersecurity risks facing the Company, the Board authorized in October 2017 the formation of a Cybersecurity Committee, which is now known as the Governance, Risk & Compliance (“GRC”) Committee. The GRC Committee is currently comprised of the Executive Vice President, Chief Technology Officer, Chief Financial Officer, Corporate Security Officer, Corporate Compliance Officer and Corporate Counsel. The GRC Committee meets quarterly to discuss the primary compliance-related risks currently facing the Company, including cybersecurity risks, and the Committee reports to Mr. Fowler, the Company’s Chief Operating Officer and President of TruBridge, LLC, who in turn provides updates to the Board at each quarterly meeting. In October 2020, the Board created the Innovation and Technology Committee to aid the Board in its duties to assess and oversee the management of risks in the areas of information technology, information and data security, cybersecurity, disaster recovery, data privacy and business continuity. This new committee will oversee the GRC Committee’s activities relating to information technology and cybersecurity matters, and improve communication and coordination of efforts between the Board and management in these areas.

The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board or committee. We believe that our leadership structure also enhances the Board’s risk oversight function since our Chairperson regularly discusses with management the material risks facing the Company. The Chairperson is also expected to report candidly to his fellow directors on his assessment of the material risks we face, based upon the information he receives from management.

Corporate Social Responsibility

The Company is dedicated to acting as a responsible corporate citizen. To that end, the Board has committed to prioritizing and regularly reviewing the Company’s strategy and performance related to various environmental, social and governance (“ESG”) issues. In October 2020, the Board amended the Charter of the Nominating and Corporate Governance Committee to establish such committee’s responsibility for assisting the Board with its oversight of the Company’s ESG policies, programs and public disclosures and its review of the Company’s strategy related to ESG matters. The following highlights provide a sampling of the Company’s recent corporate responsibility efforts:

Environmental

•	Promotes energy efficiency in all areas of business activity, including installing high-efficiency LED lights at its locations

•	Minimizes pollution and waste by proactively promoting reduction, reuse and recycling program

•	Makes efficient and environmentally responsible use of energy, water and other natural resources

Social / Governance

•	Conducts anti-corruption and anti-bribery training for all employees, and new employees must complete such training upon their hiring

•	Confirmed that all of its domestic and international agent agreements comply with the Company’s anti-corruption and anti-bribery policies

•

Formed an Inclusion, Diversity, Equity Alliance (IDEA) council in late 2020, the members of which participated in multi-day training. The council will meet quarterly during 2021, with the goal of establishing and executing on its highest priorities.

•	Committed to gender equality, in that women comprised over two-thirds of our workforce and one-third of senior management as of October 2020

•	A woman serves as president of Get Real Health and senior vice president of American HealthTech, two wholly-owned subsidiaries of the Company

•	Tasked the Nominating and Corporate Governance Committee with reviewing the Company’s Employment Information Report (EEO-1) to identify deficiencies and guide future diversity and inclusion efforts

•	Achieved ISO 27001 certification in June 2020, demonstrating commitment to meeting the highest standards for information security management

•

Recently created the role of Chief People Officer (“CPO”) and commenced a search for a qualified candidate to fill the role. The CPO will be responsible for driving cultural change within CPSI to foster the culture of innovation and inclusiveness that serves as our end-goal.

Management Succession Planning and Strategic Planning

The Compensation Committee oversees succession planning for the CEO and senior management team. The CEO succession plan is reviewed at least annually, or more often if appropriate, with the full Board of Directors to ensure a smooth transition in the event of a planned or unplanned vacancy in the office of the CEO. Succession planning for our executive officers other than the CEO is reviewed at least annually and more often as necessary to identify potential successors and oversee their career development planning. The CEO provides the Board with recommendations and evaluations of potential successors, along with a review of their development plans when the individuals are internal candidates.

The Board and senior management team meet annually to review the Company’s strategic plan in depth. During this session, the Board and management review the Company’s vision, as well as the Company’s strategic plan for the next three to five years. The Board also engages in discussion regarding various aspects of the Company’s corporate strategy, including major business and organizational initiatives and potential business development opportunities, at each regular meeting.

During the third quarter of 2020, the Board approved management’s engagement of a global consulting firm to assist management with reviewing and adapting the pre-existing strategic plan in order to foster growth and improve execution and efficiency, all with the end goal of increasing total shareholder return. As a result of this strategic project, which has continued into 2021, the Board and management have had extensive discussions regarding the Company’s long-term strategy, resulting in the identification of primary strategic drivers and a specific plan for how management can execute on these growth and efficiency initiatives.

Board Structure and Committees

Our Board of Directors is divided into three classes, with one class of directors being elected at each annual meeting of stockholders. Each director serves for a term of three years and until his or her successor is elected and qualified. Until October 2020, the Company had three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board created the Innovation and Technology Committee effective October 28, 2020, and this committee held its first meeting on January 29, 2021. The Board may from time to time form other committees as circumstances warrant. Such committees will have the authority and responsibility as delegated by the Board.

Only members of the Board of Directors can be members of a committee, and each committee is required to report its actions to the full Board. Each of the standing committees operates under a written charter adopted by the Board, which are available on the Company’s website at http://investors.cpsi.com under “Corporate Governance.” The Nominating and Corporate Governance Committee is responsible for evaluating the membership of the committees and making recommendations to the Board regarding the same, which it does annually following a review of the Board’s current competencies. This periodic review of each director’s specific skills and experience allows the Nominating and Corporate Governance Committee to ensure that the committees are organized for optimal effectiveness.

None of the incumbent directors attended less than 75% of the aggregate of (a) the total number of meetings of the Board of Directors held in 2020 while he or she was a director and (b) the total number of meetings of the committees of the Board held in 2020 during his or her membership on such committee or committees. Absent extenuating circumstances, directors are expected to attend annual meetings of the Company’s stockholders. All of our incumbent directors attended the 2020 Annual Meeting of Stockholders who were members of the Board of Directors at such time.

The following table sets forth the current membership of the Board of Directors and each committee of the Board and includes the number of meetings that the Board and each committee held during 2020:

Director	Board	Audit	Compensation	Nominating and Corporate Governance	Innovation and Technology
Regina M. Benjamin	•	•		C	•
J. Boyd Douglas (CEO)	•
David A. Dye (Chief Growth Officer)	•
Christopher T. Hjelm	•		•		C
Charles P. Huffman	•	C		•
W. Austin Mulherin, III	•
Glenn P. Tobin	C		•		•
Denise W. Warren	•	•	C		•
Number of 2020 Meetings	11	10	8	7	0

C = Chairperson

• = Member

Audit Committee

The current members of the Audit Committee are Charles P. Huffman (Chairperson), Regina M. Benjamin and Denise W. Warren, each of whom qualifies as independent under applicable Nasdaq listing standards and satisfies the heightened independence standards under SEC rules. Furthermore, in accordance with SEC rules, the Board has determined that each of Charles P. Huffman and Denise W. Warren qualifies as an “audit committee financial expert” as defined by the applicable SEC rules. The Report of the Audit Committee appears on page 52 of this Proxy Statement.

The primary duties of the Audit Committee are to:

•

Assist the Board in fulfilling its responsibility of overseeing management’s conduct of the Company’s financial reporting process, including by appointing, determining the compensation of, and overseeing the work of the Company’s independent auditor;

•	Review and discuss with management and the Company’s independent auditor the Company’s annual and quarterly financial statements, including their judgment about the quality of accounting principles;

•

Recommend to the Board that the Company’s annual audited financial statements be included in the Company’s Annual Report on Form 10-K and prepare the report of the Committee required to be included in the Company’s annual proxy statement;

•

Review any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, as well as all material off-balance sheet transactions and other relationships of the Company that could have a material effect on the Company’s financial condition;

•	Oversee and evaluate the performance of the Company’s internal audit function, including the chief audit executive or individual performing a similar function;

•	Review the adequacy of the Company’s internal control structure and system, and the procedures designed to ensure compliance with laws and regulations;

•	Coordinate the Board’s oversight of the Company’s risk-management program, including the process by which management assesses, prioritizes and manages the Company’s material risks;

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	Review, approve and conduct appropriate oversight of all related party transactions (as required to be disclosed pursuant to Item 404 of SEC Regulation S-K) pursuant to Nasdaq rules.

Compensation Committee

The current members of the Compensation Committee are Denise W. Warren (Chairperson), Christopher T. Hjelm and Glenn P. Tobin, each of whom qualifies as independent under applicable Nasdaq listing standards and satisfies the heightened independence criteria applicable to compensation committee members under Nasdaq’s listing standards. Ms. Warren replaced Mr. Tobin as Chairperson of the Compensation Committee effective February 3, 2021. The Compensation Committee Report appears on page 36 of this Proxy Statement.

The primary duties of the Compensation Committee are to:

•

Review, approve and recommend to the Board for approval the salaries and other compensation of the Company’s executive officers and oversee and administer the Company’s equity-based plans and executive cash incentive plans;

•	Review and make recommendations to the Board regarding the Company’s policies and procedures pertaining to director compensation;

•	Review, consult and make recommendations and/or determinations regarding employee compensation and benefit plans and programs generally, including employee bonus and retirement plans and programs;

•	Provide and approve the Compensation Committee Report to be included in the Company’s annual proxy statement;

•

Review and discuss with management the Compensation Discussion and Analysis (“CD&A”) required by the rules of the SEC and, based on such review and discussion, recommend to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K or the Company’s annual proxy statement; and

•	Review, in consultation with the CEO and the Board, management’s short- and long-term leadership development and succession plans and processes.

Additionally, the Compensation Committee has reviewed the Company’s compensation programs, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee concluded and informed the Board of Directors that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Regina M. Benjamin (Chairperson) and Charles P. Huffman, each of whom qualifies as independent under applicable Nasdaq listing standards.

The primary duties of the Nominating and Corporate Governance Committee are to:

•

Make recommendations to the Board regarding the composition of the Board, including such matters as (a) the size of the Board; (b) the mix of inside and outside directors; (c) the Board’s criteria for selecting new directors; (d) the retirement policy for members of the Board; and (e) the independence of existing and prospective Board members;

•	Identify individuals qualified to become members of the Board, consistent with criteria approved by the Board, and recommend director nominees for approval by the Board;

•

Evaluate the nature, structure, operations and procedures of other Board committees and make recommendations to the Board as to qualifications of members of the Board’s committees and committee member appointment and removal;

•	Review and discuss with the Board and management, as applicable, the Company’s ESG policies, programs and public disclosures, and review the Company’s strategy related to ESG matters;

•	Develop with management and monitor the process of orienting new directors and continuing education for existing directors;

•

Oversee the structure of corporate governance of the Company, including overseeing and reassessing the adequacy of the Corporate Governance Guidelines, and recommending to the Board for approval any changes to the Guidelines the Committee believes are appropriate;

•	Oversee the evaluation of the Board and each Board committee; and

•

Oversee succession planning for the Board and Board leadership and evaluate various Board succession issues, including refreshment mechanisms, in connection with the Committee’s determinations regarding whether directors continue to be a strong fit for the Board and have skills relevant and necessary to the evolving direction of the Company.

Innovation and Technology Committee

The current members of the Innovation and Technology Committee are Christopher T. Hjelm (Chairperson), Regina M. Benjamin, Glenn P. Tobin and Denise W. Warren, each of whom qualifies as independent under applicable Nasdaq listing standards.

The primary duties of the Innovation and Technology Committee are to:

•

Review and discuss with management its assessment and management of technology risks and tolerances in the areas of information technology, information and data security, cybersecurity, data privacy, disaster recovery and business continuity, as well as guidelines, policies and processes for monitoring and mitigating such risks;

•	Review and address, as appropriate, management’s corrective actions for technology risk process deficiencies that arise;

•	Establish appropriate frequency and content of reporting from management to the Board concerning all areas of technology risk;

•

Review and discuss with management the Company’s innovation and technology strategy, budget and key initiatives, and make recommendations to the Board with respect to the scope, direction, quality, investment levels and execution of the Company’s innovation and technology strategy;

•	Monitor and discuss with management existing and future trends in information technology and relevant markets that may affect the Company’s strategic plans;

•	Oversee the activities of the Company’s internal Governance, Risk & Compliance Committee relating to information technology and cybersecurity matters;

•

Provide guidance to management on technology as it may pertain to, among other things, innovation; market entry and exit; investments, mergers, acquisitions and divestitures; new business divisions and spin-offs; research and development investments; and key competitor and partnership strategies; and

•	Review the adequacy of insurance coverage for losses associated with cybersecurity breaches.

Consideration of Director Nominees

Criteria and Diversity

Criteria that will be used by the Nominating and Corporate Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the director candidate would meet the definition of “independence” required by Nasdaq’s listing standards, as well as skills, occupation and experience in the context of the needs of the Board. The Company’s Corporate Governance Guidelines also set forth certain factors that should be considered by the Nominating and Corporate Governance Committee in recommending a nominee to the Board, including relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, diversity, age, compatibility with the Company’s management team and culture, prominence, understanding of the Company’s business, the ability to act in the interests of all stockholders and other factors deemed relevant. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which director nominees are chosen, and the director nomination process is designed to ensure that the Board includes members with diverse backgrounds and experiences. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment and commitment to the Company’s success. Following the Annual Meeting, our Board will be 29% female and 14% ethnically diverse. For a discussion of the individual experiences and qualifications of our Board members, please refer to the section entitled, “Proposal 1: Election of Class I Director” in this Proxy Statement.

Process for Identifying and Evaluating Nominees for Director

The process that will be followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates will include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board. Additionally, the Nominating and Corporate Governance Committee is authorized under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms). Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

Director Nominees Proposed by Stockholders

The Nominating and Corporate Governance Committee will consider stockholder-recommended director candidates for inclusion in the slate of nominees that the Board recommends to the stockholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the selection criteria described above. The Nominating and Corporate Governance Committee will not assign specific weights to its various criteria and no particular criterion is necessarily applicable to all prospective nominees.

Stockholders may recommend to the Nominating and Corporate Governance Committee individuals to be considered as potential director candidates by submitting the following information to the Chairperson of the Nominating and Corporate Governance Committee of Computer Programs and Systems, Inc., c/o Corporate Secretary, 6600 Wall Street, Mobile, Alabama 36695:

•	The name of the recommended person;

•

All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•

As to the stockholder making the recommendation, the name and address of such stockholder, as it appears on the Company’s books; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects his or her beneficial ownership of the Company’s common stock; and

•	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In addition to submitting nominations in advance to the Nominating and Corporate Governance Committee for consideration, a stockholder also may nominate persons for election to the Board of Directors in person at a stockholders meeting. Section 2.2 of the Company’s Bylaws provides for procedures pursuant to which stockholders may nominate a candidate for election as a director of the Company. To provide timely notice of a director nomination at a meeting of stockholders, the stockholder’s notice must be received by the Corporate Secretary at the principal executive offices of the Company, 6600 Wall Street, Mobile, Alabama 36695: (1) with respect to any annual meeting, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; (2) if the date the applicable annual meeting is convened is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company; or (3) with respect to any special stockholders meeting called by the Board for election of directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder’s notice must contain the information specified in Section 2.2 of the Bylaws with respect to the nominee for director and the nominating stockholder. The chairperson of the meeting shall have the power to determine and declare to the meeting whether or not a nomination was made in accordance with the procedures set forth in our Bylaws and, if the chairperson determines that a nomination is not in accordance with the procedures set forth in the Bylaws, to declare to the meeting that the defective nomination will be disregarded.

You may find the Company’s Bylaws by going to the Company’s website at http://investors.cpsi.com under “Corporate Governance.” Printed copies of the Bylaws may also be obtained at no charge by writing to the Corporate Secretary at 6600 Wall Street, Mobile, Alabama 36695.

Stockholder Communications with the Board

The Board of Directors will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairperson of the Nominating and Corporate Governance Committee

of Computer Programs and Systems, Inc.

c/o Corporate Secretary

6600 Wall Street

Mobile, Alabama 36695

All communications to the Board will be relayed to the Chairperson of the Nominating and Corporate Governance Committee without being screened by management. Absent unusual circumstances or as contemplated by committee charters, the Chairperson of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from stockholders and will provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairperson of the Nominating and Corporate Governance Committee considers to be important for the directors to know.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee, which establishes the compensation of the executive officers of the Company, during 2020 was comprised of Mr. Tobin, Mr. Hjelm and Mr. Strong (until October 23, 2020). No member of our Compensation Committee during 2020 was an employee or officer or former officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K.

During 2020, no executive officer of the Company served as (i) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of a compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) of another entity, one of whose executive officers served as a director of the Company.

Equity Ownership and Retention Requirements for Non-Employee Directors

CPSI has always encouraged directors to have a financial stake in the Company, and the directors have generally owned shares of our common stock. Under the current stock ownership policy, directors have until the later to occur of October 30, 2022 and five years from the date of such director’s election to acquire and beneficially own shares of CPSI common stock with a value equal to at least five times the director’s annual retainer. Additionally, non-employee directors are required to retain all of the net shares (as defined in the amended Corporate Governance Guidelines) obtained through the Company’s equity plans until the stock ownership guidelines are achieved. The amended Corporate Governance Guidelines are available on our website at http://investors.cpsi.com under “Corporate Governance.”

The minimum number of shares to be held by a director will be calculated on the first trading day of each calendar year (a “Determination Date”) based on the fair market value of such shares. Any subsequent change in the value of the shares will not affect the amount of stock directors should hold during that year. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), and (iii) time-vesting restricted stock. However, unexercised stock options and unearned performance shares, if any, are not counted toward meeting the guideline. If the number of shares that a director should own is increased as a result of an increase in the amount of such director’s annual retainer, the director will have five years from the effective date of the increase to attain the increased level of ownership. If the number of shares that a director should own as of a Determination Date is increased as a result of a decrease in the Company’s stock price, the director will have until the later of three years from such Determination Date and the date by which such director was otherwise required to comply with the ownership guidelines to attain the increased level of ownership. All of the Company’s non-employee directors currently satisfy the stock ownership guidelines, consistent with the applicable time periods the directors have to achieve the required ownership levels.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis (“CD&A”) provides information about the material components of our executive compensation programs for our named executive officers (“NEOs”), whose compensation is set forth in the 2020 Summary Compensation Table and other compensation tables contained in this Proxy Statement:

•	J. Boyd Douglas, President and CEO

•	Matt J. Chambless, Chief Financial Officer, Secretary and Treasurer

•	David A. Dye, Chief Growth Officer

•	Christopher L. Fowler, Chief Operating Officer (CPSI) and President (TruBridge)

•	Troy D. Rosser, Senior Vice President – Sales

Our compensation program is designed to motivate and retain our executive officers, to align their financial interests with those of our stockholders, and to reward Company performance and/or behavior that enhances stockholder returns. This CD&A explains the compensation decisions that the Compensation Committee of the Board of Directors made in 2020 and early 2021 for our NEOs.

Executive Summary and Impact of COVID-19 on 2020 and 2021 Compensation Programs

Despite the Company’s performance in 2020 being negatively affected by the COVID-19 pandemic, the Compensation Committee believes that management demonstrated outstanding leadership to manage through the crisis, delivered strong operational performance and better positioned the Company for success in 2021. Highlights of the Company’s accomplishments during 2020 are as follows:

•	Achieved highest customer retention level since 2016

•	Cost containment and diligent collection efforts led to strong cash flows, with annual operating cash flows increasing nearly 13% despite a 14% decrease in operating income

•	3% growth in annual bookings in 2020, despite the effects of COVID

•	Refinanced our indebtedness in June 2020, enhancing liquidity and flexibility for M&A, while keeping covenants unchanged

•	Initiated a share repurchase program and suspended the dividend in September 2020, culminating a strategic shift to more opportunistic and flexible uses of capital

•	Expanded remote work arrangements during the COVID-19 pandemic, resulting in physical space consolidation and both immediate and long-term cost savings

•	No disruption in service for our hospital clients as we adjusted to a predominantly remote workforce

•	Maintained management’s commitment to our employees, deciding no pandemic-related furloughs, layoffs or compensation reductions

•	Launched a strategic planning project during the third quarter of 2020 with the assistance of a global consulting firm, demonstrating our commitment to return to shareholders

Due to the negative effects of the COVID-19 pandemic, a majority of the recipients of the Company’s 2020 annual performance-based cash incentive awards did not receive a payout under such awards. Despite the Compensation Committee’s belief that management was deserving of some portion of their annual cash bonuses, the Compensation Committee determined that it was in the best interests of the Company and its stockholders not to pay any discretionary bonuses to the NEOs for 2020. Additionally, as detailed below under “Elements Used to Achieve Compensation Objectives—Long-Term Incentive Awards,” the Company’s performance in 2020, the third year of the three-year performance period for performance share awards granted in 2018, decreased the payout of such awards to 84% of target. Such long-term equity awards were based on the average of the Company’s Adjusted earnings per share (“EPS”) growth in each of three years.

When establishing the elements and levels of the 2021 executive compensation program, the Compensation Committee took into account management’s strong performance in leading the Company through the COVID-19 pandemic, including their focus on both short-term operational performance and long-term strategic planning. The Committee also considered that members of senior management, including our NEOs, did not receive any amount of their 2020 cash incentive awards and received less than the target number of performance shares pursuant to the long-term equity award granted in 2018. The Committee also considered that base salaries had not been increased for senior management since 2016 in deciding to increase the base salaries and bonus target percentages for certain of our NEOs for 2021. The Committee also decided not to make any substantive structural changes to the 2021 incentive compensation program for executives after confirming that the core performance metrics used in the annual cash incentive awards and long-term performance share awards align with the key strategic and operational priorities for 2021.

Compensation Philosophy and Objectives

The primary goal of our compensation program is to align the interests of our executives with those of our stockholders. We believe the best way to do that is to use performance metrics aligned with the Company’s corporate strategy and to have a large share of executive compensation at risk and measured against the most important of our short- and long-term goals. The metrics that our Compensation Committee has chosen to utilize in the compensation program are intended to focus our executives on growth, profitability, and returns to stockholders.

Our compensation program incorporates the following fundamental objectives from our corporate strategy:

•	Maintain and grow our electronic health record (EHR) customer bases in the acute care and long-term acute care segments, including expanding subscription-based software offerings.

•	Be distinctive in understanding and meeting the needs of customers in our chosen segments.

•	Provide additional value-added products and services to customers in order to drive ongoing cross-selling opportunities, particularly through TruBridge service offerings.

•	Increase margins by careful attention to efficiencies that can lead to relative cost reduction.

•	Capture market opportunities in adjacent markets to grow our customer footprint.

Our approach to executive officer compensation is linked to our historical method for identifying and selecting executive officers to manage the Company. Generally, we have sought to identify and promote talented individuals from within the Company to become our executive officers. Specifically, those individuals hired by us who have demonstrated over time the greatest ability to successfully develop, market and manage our products and services, who have developed a comprehensive understanding of our operations and finances from the ground up, and who have exhibited strong management skills have been promoted by the Board of Directors to the executive officer ranks. We feel that this method of selecting executive officers offers us the best chances of continuing to grow our business and of generating long-term returns for our stockholders. Also, we will continue to consider external sources of executive talent when the Company enters a new market or requires new skills in order to execute our strategy. Our compensation philosophy is consistent with, and attempts to further, our belief that the caliber and motivation of our executive officers, and their leadership, are critical to our success. In order to attract and retain the highest quality executive talent, we consider the 50th percentile of compensation paid by our peers and other market data sources and seek to offer a competitive total direct compensation package (consisting of base salary, annual cash incentive and long-term equity incentive awards) to our executives.

The principal components of compensation for our NEOs include:

•

Base Salary: Fixed compensation designed to attract and retain leadership talent. Additionally, of the NEOs identified in the Summary Compensation Table on page 37 of this Proxy Statement, the base salary of Troy D. Rosser consists in part of commissions, which are based on the amount of profit generated by the Company from its sales of software systems and hardware and the amount of revenues generated from its sales of business management, consulting and managed IT services.

•

Annual Cash Incentive Compensation: Variable, performance-based compensation intended to provide our NEOs with a financial incentive to achieve critical short-term performance objectives that drive increases in long-term shareholder value.

•	Long-Term Equity Incentive Awards: Variable compensation designed to align a portion of executive compensation with the Company’s longer-term operational performance, as well as share price growth.

Under the Computer Programs and Systems, Inc. 2019 Incentive Plan (as amended, the “2019 Incentive Plan”), the Compensation Committee is able to grant time- and performance-based equity awards and performance-based cash incentive awards. The Compensation Committee has granted performance share awards and performance-based annual cash bonus awards under the Company’s incentive plans (the “Plans”) in order to further link executive compensation with the performance of the Company, and the Compensation Committee has granted time-based restricted stock awards under the Plans in order to align management’s financial interests with those of our stockholders. We believe that our compensation program has been successful in retaining executive talent, in that all of the current NEOs except one have been employed by the Company for at least 20 years, and that it is important to continue to create incentives to ensure the retention of those executives and other employees who are critical to the success of our business. We also believe that our compensation program is competitive enough to allow us to attract new executive talent as needed in order to help deliver on the Company’s strategy.

Shareholder Engagement and Consideration of Prior Shareholder Advisory Votes

We engage proactively with our stockholders to discuss corporate governance, our compensation programs and any other matters of interest. The feedback we receive through our shareholder relations and shareholder outreach programs enhances our understanding of our shareholders’ views. Based on feedback received, we consulted with our independent executive compensation advisor and made significant improvements to our executive compensation program. In 2017 and 2018, we added a peer comparison metric to our long-term equity incentive awards, shifted to a higher percentage of performance-based equity, and required our executives to retain their equity awards until they achieve a meaningful, prescribed level of ownership of the Company’s common stock. In 2019, we added operating performance metrics to the annual cash incentive program in order to align these incentive awards more closely to the corporate strategy. We also changed our approach to goal-setting by using the current year financial plan instead of prior-year performance to set performance targets for the short- and long-term incentive program. In 2020, we completed the transition that started in 2018 to migrate from a one-year to a three-year performance period for our performance-based equity awards and we started applying a cumulative, three-year performance goal to these awards instead of resetting the performance goals based on prior-year performance. The Board and senior management remain committed to open and transparent communication and engagement with our shareholders and take all feedback into consideration when evaluating our compensation program design.

We provide our stockholders with the opportunity annually to vote to approve, on an advisory basis, the compensation of our NEOs (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At each of the Annual Meetings of Stockholders from 2015 through 2020, over 95% of the votes cast on the “say-on-pay” proposal were voted in favor of the compensation of our NEOs as disclosed in the proxy statement for such meeting. Our Compensation Committee considered this high level of stockholder support when determining the compensation for 2020 and 2021.

As required by SEC rules, we also provided our stockholders with an opportunity to vote, on an advisory basis, on the frequency of future say-on-pay votes at the 2017 Annual Meeting of Stockholders. At that meeting, the Company’s stockholders voted overwhelmingly to recommend that future say-on-pay votes be held annually. Our Board adopted that recommendation and, accordingly, our stockholders will continue to have an annual opportunity to vote to approve, on an advisory basis, the compensation of our NEOs. Pursuant to SEC rules, the next advisory vote on the frequency of future say-on-pay votes will be held no later than the Company’s 2023 Annual Meeting of Stockholders.

Oversight of Executive Compensation

Our Compensation Committee is responsible for establishing, overseeing and reviewing executive compensation policies as well as validating and benchmarking the compensation and benefits provided to our NEOs. Our Compensation Committee is currently comprised solely of independent directors and has oversight of the executive compensation program. The primary goal of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities related to setting, monitoring and implementing a compensation philosophy and strategy designed to enhance profitability and fundamental value for the Company. It also reviews and approves the salary and other compensation of the CEO and our other executive officers, as well as the compensation and benefits of our non-employee directors, on an annual basis. The Compensation Committee determines incentive compensation targets and awards under various compensation plans and makes grants of restricted stock and other awards under our equity incentive plans.

In determining the compensation of the NEOs, the Compensation Committee takes into account current compensation levels, Company and individual performance, peer group benchmarking and competitive market data. The Committee does not use a formula to weigh these factors, but, instead, uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of target compensation among our NEOs. After the end of the performance period to which a particular incentive award relates, the Compensation Committee reviews our performance relative to the applicable performance targets and determines payouts based on that performance.

Role of Executive Officers in Compensation Decisions

Our CEO and Chief Financial Officer make recommendations to the Compensation Committee regarding base salaries, commission arrangements, bonuses and equity compensation grants for the remainder of our executives. Neither the CEO nor the Chief Financial Officer is involved in determining his own compensation. The Compensation Committee has discretion to approve, disapprove or modify recommendations made by these executives.

Role of Compensation Consultant

Our Compensation Committee has the authority to engage the services of outside advisors. The Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”), an independent compensation consulting firm, to provide market and peer group data, to examine pay and performance matters, and to assist the Compensation Committee in making compensation decisions applicable to the Company’s executive officers and non-employee directors. In this role, FW Cook renders services specifically requested by the Compensation Committee, which have included examining the overall pay mix for our executives, conducting a competitive assessment of our executive compensation program and making recommendations to and advising the Compensation Committee on compensation design and levels. In addition, FW Cook provides advice to the Compensation Committee on the compensation elements and levels for non-employee directors. The Company did not engage FW Cook for any projects other than those directed by the Compensation Committee, which were limited to engagements involving the compensation of executives and directors, and FW Cook has not performed any other services for the Company. The Compensation Committee assessed FW Cook’s independence based on various factors and has determined that FW Cook’s engagement and the services provided by FW Cook to the Compensation Committee did not raise any conflict of interest.

Peer Group and Benchmarking

FW Cook provides the Compensation Committee with market information and assists the Compensation Committee in understanding the competitive market for the Company’s executive positions. In considering the competitive environment, the Committee reviews compensation information disclosed by a peer group of comparatively sized companies with which we compete for business and executive talent, and the composition of the peer group is reviewed annually to ensure that each company remains appropriate for inclusion. At the direction of the Compensation Committee, the peer group was developed with a particular focus on companies that provide services in the health care technology, application software, research and consulting, and other healthcare-related industries and are of a similar size as the Company (as measured by revenue, assets, market capitalization and enterprise value).

The Compensation Committee also considers information derived from published survey data that compares the elements of each executive officer’s target total direct compensation to the market information for executives with similar roles. FW Cook compiles this information and size-adjusts the published survey data to reflect our revenue size in relation to the survey participants to more accurately reflect the scope of responsibility for each executive officer. We generally seek to provide our executives with base salaries and target bonus and long-term incentive opportunities that are positioned around the median of competitive practice in order to assist in attracting and retaining talented executives and to further motivate and reward our NEOs for sustained, long-term improvements in the Company’s financial results and the achievement of long-term business objectives. We recognize, however, that benchmarking may be subject to variation from one year to the next. As a result, we also use Company and individual performance in determining the appropriate compensation opportunities for our NEOs, and actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.

The 16-company peer group used by the Compensation Committee for 2020 pay actions is shown in the table below:

Company Name	Ticker
American Software, Inc.	AMSWA
Blackbaud Inc.	BLKB
Castlight Health, Inc.	CSLT
Ebix Inc.	EBIX
Healthstream Inc.	HSTM
HMS Holdings Corp.	HMSY
Inovalon Holdings, Inc.	INOV
Medidata Solutions, Inc.	MDSO
National Research Corp.	NRC
NextGen Healthcare, Inc.	NXGN
Omnicell, Inc.	OMCL
PROS Holdings, Inc.	PRO
R1 RCM Inc.	RCM
RCM Technologies Inc.	RCMT
Tabula Rasa HealthCare, Inc.	TRHC
Vocera Communications, Inc.	VCRA

Elements Used to Achieve Compensation Objectives

The compensation of our NEOs consists of base salaries, annual performance-based cash bonuses, long-term incentive awards and employee benefits, as described below. One of our NEOs also receives sales commissions as described under “—Sales Commissions.” Our NEOs are also entitled to certain compensation and benefits upon qualifying terminations of employment pursuant to the various award agreements under the Plans, as described below under “Potential Payments Upon Termination or Change in Control.”

Base Salaries. Each NEO’s base salary is determined principally by the responsibilities required by the executive’s position, as well as the executive’s tenure and performance, and also takes into account the amount of other elements of compensation. The Compensation Committee did not approve any changes to the annual base salaries of our NEOs for 2020, and these base salaries have been held constant since 2016:

Name	2020 Base Salary
J. Boyd Douglas	$630,000
Matt J. Chambless	$325,000
David A. Dye	$425,000
Christopher L. Fowler	$500,000
Troy D. Rosser	$300,000	(1)

(1)

Mr. Rosser’s base salary was $155,000 and, as the Company’s second highest ranking officer with a direct responsibility for sales, he is eligible to receive commissions, as described below under “Sales Commissions.” Pursuant to Mr. Rosser’s commission arrangement, the first $145,000 of his commissions are guaranteed, resulting in a total of $300,000 being treated as base salary.

The amount of any future increase or decrease in base salary will be considered based on the above mentioned factors, including the Company’s financial performance and, in the discretion of the Compensation Committee, the compensation paid by our competitors and/or other comparable-sized companies.

Annual Performance-Based Cash Bonuses. In order to further align the interests of the executives with those of the stockholders, the Compensation Committee granted performance-based cash bonus awards to each NEO, except for Mr. Rosser who was eligible for commission-based compensation. Each eligible NEO was granted a target incentive amount, with the actual incentive earned to be calculated based on two key financial / operational metrics:

“Adjusted EBITDA” is a non-GAAP financial measure and consists of GAAP net income as reported, adjusted for: (i) depreciation expense; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation expense; (iv) severance and other non-recurring expenses; (v) goodwill impairment charges; (vi) interest expense and other, net; and (vii) the provision for income taxes. The Compensation Committee believes that

Adjusted EBITDA is an appropriate metric for our annual performance-based cash bonuses, as it evaluates the overall financial and operational strength and performance of the Company and is a good measure of our historical operating trends. The Committee chose to add recurring revenue growth as a performance metric in 2019 because it aligns with how management, investors and analysts view the Company in terms of stability of revenues and cash flows and reflects management’s long-term strategy of leveraging TruBridge services to increase growth.

The weightings of the performance metrics applicable to the performance-based cash bonus awards granted in 2020 and the threshold, target and maximum levels for such performance metrics were as follows:

Performance Measure	Percentage of Target Award Opportunity	Threshold Goal	Target Goal	Maximum Goal
Adjusted EBITDA	50%	$48.890 million (90% of target)	$54.322 million (100% of target)	$65.186 million (120% of target)
Recurring Revenue Growth	50%	3.67% (Target minus 200 BPs)	5.67%	9.67% (Target plus 400 BPs)
Percentage Earned of Target Award Attributable to Performance Goal		25%	100%	200%

The Company interpolates between the threshold, target and maximum award amounts.

Actual Results

The Company achieved the following performance levels in 2020, which resulted in the NEOs receiving no annual cash bonuses:

Performance Measure	Target	Actual Achievement	Achievement as a % of Target	Resulting Payout %
Adjusted EBITDA	$54.322 million	$43.386 million	80.0%	0%
Recurring Revenue Growth	5.67%	(0.8)%	—	0%

Each of Adjusted EBITDA and recurring revenue growth were significantly and negatively impacted by COVID-19. Specifically, a large portion of TruBridge revenues bears a direct correlation to the respective patient volumes for our clients. These volumes were significantly below pre-pandemic levels for much of 2020, as hospitals temporarily ceased elective procedures while heightened public health concerns deterred many individuals from seeking care in the hospital setting. The individual target cash bonus amounts, including as a percentage of salary, for the NEOs who received performance-based cash bonus awards for 2020 were as follows:

Name	Target Cash Bonus as a % of Salary	Target Cash Bonus Amount	Actual Cash Bonus Paid
J. Boyd Douglas	48%	$302,400	$0
Matt J. Chambless	48%	$156,000	$0
David A. Dye	48%	$204,000	$0
Christopher L. Fowler	48%	$240,000	$0

Long-Term Incentive Awards. We make long-term grants of equity compensation to executive officers in order to align their interests and compensation with the long-term interests of stockholders and provide an incentive for them to maintain their relationship with the Company. The Committee considers many factors in determining the appropriate mix of long-term equity awards in order to retain, incentivize and appropriately reward executives for the creation of value for stockholders. As discussed above under “Shareholder Engagement and Consideration of Prior Shareholder Advisory Votes,” the Compensation Committee believes that greater weight should be placed on performance based awards and, therefore, issues 60% of the annual long-term incentive grant in the form of performance share awards and 40% in the form of time-based restricted stock.

Performance Share Awards – 60% of Long-term Incentive Grants

The Compensation Committee granted performance share awards to our NEOs on March 6, 2020 (the “2020 PSAs”). The actual number of performance shares earned will be calculated based on the Company’s Adjusted EPS (as hereinafter defined) growth over the three-year (2020 – 2022) performance period. The target number of 2020 PSAs was determined by calculating the total number of shares to be granted under the 2019 Incentive Plan in a certain year then allocating this pool of shares among the participants, as described below under “Equity Grant Practices.” The eligible NEOs will earn 25% of their target award if the Company’s Adjusted EPS is 85% of target, 100% of their target award if the Company’s Adjusted EPS is 100% of target, and 150% of their target award if the Company’s Adjusted EPS is 120% or more of target. The Compensation Committee set the target Adjusted EPS at a level that was reasonably difficult to achieve given the business environment at the time the target was established. The Company interpolates between these threshold, target and maximum award amounts.

The Compensation Committee approved grants of performance share awards to the NEOs as follows:

Name	Target Number of 2020 PSAs	Grant Date Fair Value of 2020 PSAs
J. Boyd Douglas	14,504	$391,028
Matt J. Chambless	12,632	$340,559
David A. Dye	14,504	$391,028
Christopher L. Fowler	14,504	$391,028
Troy D. Rosser	9,045	$243,853

The Compensation Committee will apply a “TSR Modifier” (as hereinafter defined) to the number of performance shares earned to arrive at the final number of shares to be issued. The “TSR Modifier” is based on how the Company’s total shareholder return (“TSR”) compares to the S&P 600 Health Care Equipment and Services index for the performance period. If the Company’s TSR is in the top quartile of this index, the number of performance shares earned for the period will be adjusted upward by 15% in order to reward relative outperformance against the index. Conversely, if the Company’s TSR is in the bottom quartile of this index, the number of performance shares earned for the period will be adjusted downward by 15% in order to further align compensation paid to our executives with returns generated for our stockholders.

“Adjusted EPS” is a non-GAAP financial measure and consists of GAAP net income as reported, adjusted for the after-tax effects of (i) acquisition-related amortization; (ii) stock-based compensation expense (including any adjustments for excess or deficient tax benefits); (iii) non-recurring expenses and transaction-related costs; and (iv) non-cash charges to interest expense and other, divided by weighted shares outstanding (diluted) in the applicable period. The Compensation Committee believes that Adjusted EPS is an appropriate metric for aligning executive pay with Company performance and returns to the Company’s stockholders.

2018 Performance Share Awards – Actual Results

In March 2018, the Compensation Committee granted performance share awards to each executive officer of the Company, including our NEOs, with the actual number of performance shares to be earned based on the average of the Company’s Adjusted EPS growth in each year of a the three-year performance period. Specific to 2020, Adjusted EPS was significantly and negatively impacted by COVID-19, primarily due to the effect of the pandemic on the patient volumes for our clients and, consequently, on TruBridge revenues. The final payout was 84% of target, as outlined below:

Performance Year	Actual Adjusted EPS Growth	Resulting Payout Percentage
2018	42%	150%
2019	6%	102%
2020	(17)%	0%
3-year Average	—	84%

See the Definitive Proxy Statement on Schedule 14A filed on March 18, 2019 for a description of these awards. Based on the Company’s Adjusted EPS performance over the three-year performance period, at its meeting on February 18, 2021, the Compensation Committee approved the issuance of shares to the NEOs pursuant to the earned performance share awards granted in 2018 as follows:

Name	Target Number of 2018 Three-Year PSAs	Actual Number of Earned Shares under 2018 Three-Year PSAs
J. Boyd Douglas	7,947	6,661
Matt J. Chambless	6,954	5,828
David A. Dye	7,947	6,661
Christopher L. Fowler	7,947	6,661
Troy D. Rosser	4,967	4,180

Time-Based Restricted Stock – 40% of Long-term Incentive Grants

On March 6, 2020, the Compensation Committee granted time-based restricted stock awards to the NEOs, with one-third of the shares vesting on each of the first three anniversaries of the date of grant, commencing on March 6, 2021. In order to vest in 100% of the shares, the executive must remain employed by the Company as an executive on each vesting date. The individual grants of time-based restricted stock for the NEOs were as follows:

Name	Number of Restricted Shares	Grant Date Fair Value of Award
J. Boyd Douglas	9,669	$252,941
Matt J. Chambless	8,422	$220,320
David A. Dye	9,669	$252,941
Christopher L. Fowler	9,669	$252,941
Troy D. Rosser	6,030	$157,745

Sales Commissions. One of our current NEOs – Troy D. Rosser – was compensated in 2020 in part through the payment of commissions. The amount of commissions earned by Mr. Rosser is included in the “Salary” column of the Summary Compensation Table on page 37 of this Proxy Statement.

Mr. Rosser, Senior Vice President–Sales, is responsible for overseeing all of the Company’s sales and marketing efforts. As the Company’s second highest ranking officer with a direct responsibility for sales, Mr. Rosser receives a commission, payable monthly, equal to 1.0% of the Company’s gross profit from sales of software systems and hardware and provision of services to new customers that are invoiced during the first year after the date of installation. Such commission rate would increase to 1.5% on gross profit exceeding $29,300,000. Mr. Rosser also receives a commission, payable monthly, equal to 0.5% of the Company’s gross profit from sales of software systems and hardware and provision of services to existing customers. Commissions from sales of software and hardware become payable at the time of completion of the installation of the applicable hardware and/or software. Commissions from sales of business management, consulting and managed IT services become payable at the time that the Company recognizes revenue from such sales under GAAP. Other than for the potential increase in commission rate (from 1.0% to 1.5%) on gross profit from sales of software and hardware to new customers, there are no threshold, target or maximum amounts or quotas established for the calculation of commissions due to Mr. Rosser.

In the event that a customer defaults on payment for software, hardware or business management services, all commissions paid to Mr. Rosser on the defaulted accounts are deducted from future commissions. In the event that partial payment from a customer is received, commissions are deducted pro rata based on the amount of the payment received. Other than in the event of an executive’s death, the Company discontinues all commission payments upon termination of the executive’s employment with the Company.

The Compensation Committee approved the specific sales metrics for Mr. Rosser’s commission arrangement based on input from the CEO and the estimated amount of total compensation that would be payable based on historical sales information. The commissions are designed to reward Mr. Rosser for Company performance directly related to sales activities. As previously described, there are no threshold, target or maximum amounts or quotas established for the calculation of commissions due to Mr. Rosser.

Equity Grant Practices

As discussed above, the Compensation Committee intends to continue to make regular grants of equity that incentivize performance and have retentive effect. All such equity awards will be made under the 2019 Incentive Plan. The Committee intends to continue to grant performance-based equity awards that incorporate performance metrics aligning with the Company’s long-term strategy, as well as use time-based restricted stock awards to enhance retention and alignment with stockholder interests.

Our practice in granting equity is to determine the total number of shares to be granted under the 2019 Incentive Plan in a certain year based on the estimated expense to the Company of the awards and the earnings per share impact of that expense, as well as the total number of shares that may be granted under the 2019 Incentive Plan. The Compensation Committee then allocates this pool of shares among the participants based on level and performance and considerations such as retention and competitive compensation levels. We do not select grant dates based upon the public release of material information about the Company, and the proximity of the grant date of any award to the date on which we announce such information is coincidental.

Employment, Severance and Change-in-Control Arrangements

Our NEOs do not have employment, severance or change-in-control agreements. Our NEOs serve at the will of the Board, which enables the Company to terminate their employment with discretion as to the terms of any severance arrangement. This is consistent with the Company’s employment and compensation philosophy. However, the NEOs are eligible to receive certain benefits upon the termination of their employment with the Company or a change in control of the Company with respect to awards made under the Plans. As set forth in the award agreements entered into pursuant to the Plans, if a NEO’s employment is terminated due to death or “Disability” (as defined in the Plans), the executive will be entitled to receive the pro rata portion of any performance-based cash bonus and any performance share award that would have been earned had the termination not occurred, and the vesting of any unvested restricted stock will automatically accelerate. If a NEO’s employment is terminated without “Cause” (as defined in the Plans), the Compensation Committee may determine, in its sole discretion, to accelerate the vesting of all or any portion of unvested restricted stock, but any performance-based cash bonus and any performance share award will be forfeited. Finally, in the event of a “Change in Control” of the Company (as defined in the Plans) prior to the last day of a performance period, any performance-based cash bonus and any performance share award will be paid or deemed earned at the target level of achievement, and the vesting of any unvested restricted stock will automatically accelerate.

The Compensation Committee believes these benefits are necessary in order to retain qualified officers. See “Potential Payments Upon Termination or Change-in-Control” below for additional detail.

Perquisites and Other Benefits

None of our executive officers receive any perquisites. Our policy is to not provide perquisites to executives, in part because we believe that they do not effectively incentivize management to improve the financial performance of the Company. Additionally, we do not maintain any pension or defined benefit plans for the benefit of our executive officers.

Our executive officers, including the NEOs, participate in the Company’s 401(k) plan on the same terms as all of our employees. The plan allows eligible employees to contribute up to 60% of their pre-tax earnings up to the statutory limit prescribed by the Internal Revenue Service. The Company matches a discretionary amount determined by the Board of Directors. In 2020, we matched employee contributions up to $2,000 per employee. Our executive officers, including the NEOs, also participate in our other benefit plans on the same terms as our other employees. These plans include medical and dental insurance, life insurance and long-term disability insurance.

Recoupment Policy

Time-based restricted stock awards, performance-based cash bonus awards and performance-based share awards granted under the Plans are subject to recovery or adjustment by the Company as may be required pursuant to any law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Prohibition on Pledging and Hedging of Company Stock and Equity Award Repricing

The Company’s Insider Trading Policy (the “Policy”) prohibits the directors, officers and employees of the Company and any of its subsidiaries from pledging their common stock in the Company as security or engaging in transactions designed to “hedge” against the price of the Company’s common stock. The Policy explicitly prohibits short sales and hedging or monetization transactions, including options trading (buying or selling puts or calls or other derivative securities). These restrictions ensure that the NEOs, as well as other Company personnel, cannot offset or hedge against declines in the price of the Company’s common stock they own or have a personal interest in the price of their shares that may be different from the interests of other stockholders generally. None of the Company’s directors or executive officers currently engage in any pledging or hedging transactions.

The Board of Directors and the Compensation Committee view equity-based compensation to be a key factor in incentivizing the future performance of our executives. Consequently, the 2019 Incentive Plan provides that the Compensation Committee is not permitted to reduce the exercise price of outstanding stock options or stock appreciation rights; replace any stock option or stock appreciation right with a new award with a lower exercise price; cancel any stock option or stock appreciation right in exchange for cash; or take any other action that would be treated as a repricing under the Nasdaq listing rules.

Equity Ownership and Retention Requirements for Executive Officers

The Board of Directors has always encouraged the Company’s executive officers to have a financial stake in the Company, and the officers have generally owned shares of our common stock. Under the current stock ownership policy, the Chief Executive Officer should acquire and beneficially own shares of the Company’s common stock valued at five (5) times such individual’s annual base salary. Each other executive officer should acquire and beneficially own shares of the Company’s common stock valued at two (2) times such individual’s annual base salary. Current executive officers had until the later of (i) January 2019 or (ii) five years from the date of his or her designation by the Board as an executive officer to satisfy this guideline. Additionally, officers are required to retain 100% of the net shares (as defined in the amended Corporate Governance Guidelines) obtained through the Company’s equity plans until the stock ownership guidelines are achieved. All of the Company’s executive officers currently satisfy the stock ownership guidelines. The Corporate Governance Guidelines contain these requirements and are available on our website at http://investors.cpsi.com under “Corporate Governance.”

As with the stock ownership guidelines for the Company’s non-employee directors, the minimum number of shares to be held by an executive officer will be calculated on the first trading day of each calendar year based on the fair market value of such shares (a “Determination Date”). Any subsequent change in the value of the shares will not affect the amount of stock executive officers should hold during that year. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), and (iii) time-vesting restricted stock. However, unexercised stock options and unearned performance shares, if any, are not counted toward meeting the guidelines. If the number of shares that an executive officer should own is increased as a result of an increase in the amount of such officer’s annual base salary, the officer will have five years from the effective date of the increase to attain the increased level of ownership. If the number of shares that an executive officer should own as of a Determination Date is increased as a result of a decrease in the Company’s stock price, the executive officer will have until the later of three years from such Determination Date and the date by which such executive officer was otherwise required to comply with the ownership guidelines to attain the increased level of ownership.

Tax and Accounting Implications

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deductibility of compensation in excess of $1 million paid to certain of the Company’s officers whose compensation is required to be disclosed to our stockholders under the Exchange Act. Prior to the enactment of the 2017 Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 (the “Tax Act”), an exception to the $1 million deduction limit existed for qualified performance-based compensation. The Tax Act repealed this exception for performance-based compensation and, as a result, all compensation in excess of $1 million paid to specified executives is not deductible for fiscal years beginning after December 31, 2017.

With the enactment of the Tax Act, the Compensation Committee will review and assess the impact of the new law on our compensation programs and design. While the Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and believes it is important to preserve flexibility in administering its compensation program in a manner designed to promote varying corporate goals. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain executive talent, the Compensation Committee may approve compensation that is not deductible by the Company for tax purposes.

Accounting for Stock-Based Compensation. The Company accounts for stock-based payments, including under its Plans, in accordance with the requirements of the FASB Accounting Standards Codification Topic 718, Compensation – Stock Compensation.

Section 409A of the Code (“Section 409A”). The Company designs, awards and implements its compensation arrangements to be exempt from or fully comply with Section 409A and accompanying regulations.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Denise W. Warren, Chairperson

Christopher T. Hjelm

Glenn P. Tobin

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the Company’s NEOs for the fiscal years ended December 31, 2020, 2019 and 2018. Additional information about our executive compensation program can be found in the Compensation Discussion and Analysis contained in this Proxy Statement. The Company has not entered into any employment agreements with any of the NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
J. Boyd Douglas President and CEO	2020 2019 2018	630,000 630,000 630,000	-0- -0- -0-	632,366 701,828 799,296	-0- -0- -0-	-0- 42,072 305,275	-0- -0- -0-	11,843 2,000 18,765	1,274,209 1,375,900 1,753,336
Matt J. Chambless Chief Financial Officer	2020 2019 2018	325,000 325,000 325,000	-0- -0- -0-	456,937 614,312 699,361	-0- -0- -0-	-0- 21,704 157,483	-0- -0- -0-	10,356 2,000 14,116	792,293 963,016 1,195,960
David A. Dye Chief Growth Officer	2020 2019 2018	425,000 425,000 425,000	-0- -0- -0-	632,366 701,828 799,296	-0- -0- -0-	-0- 28,382 205,939	-0- -0- -0-	9,843 -0- 16,765	1,067,209 1,155,210 1,447,000
Christopher L. Fowler Chief Operating Officer and President – TruBridge, LLC	2020 2019 2018	500,000 500,000 500,000	-0- -0- -0-	632,366 701,828 799,296	-0- -0- -0-	-0- 33,391 242,282	-0- -0- -0-	11,843 2,000 18,403	1,144,209 1,237,219 1,559,981
Troy D. Rosser Senior Vice President–Sales	2020 2019 2018	686,836 (4) 672,686 (5) 961,170 (6)	-0- -0- -0-	394,362 438,909 499,583	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	8,726 2,000 12,380	1,089,924 1,113,595 1,473,133

(1)

The amounts reported represent the aggregate grant date fair value of time-based restricted stock and performance share awards, calculated in accordance with FASB ASC Topic 718, rather than the amount paid to or realized by the NEO. The grant date fair value of the performance share awards granted in 2020, 2019 and 2018 is based upon the probable outcome of the performance conditions as of the grant date (calculated by multiplying the target number of performance shares by the closing price of the Company’s stock on the date of grant less the present value of the expected dividends not received during the relevant period, as well as a Monte Carlo simulation applicable to the TSR modifier for the Three-Year PSAs, or $26.96 for the Three-Year PSAs granted to the NEOs in 2020, $30.41 for the One-Year PSAs granted to the NEOs in 2019, $31.75 for the Three-Year PSAs granted to the NEOs in 2019, $29.81 for the One-Year PSAs granted to the NEOs in 2018, and $30.50 for the Three-Year PSAs granted to the NEOs in 2018). The maximum value of the performance share awards granted in 2020 (calculated by multiplying the maximum number of performance shares by the grant date fair value of the Company’s stock on the date of grant, or $26.96) is $586,542 for each of Messrs. Douglas, Dye and Fowler, $510,838 for Mr. Chambless, and $365,793 for Mr. Rosser. The maximum value of the performance share awards granted in 2019 (calculated by multiplying the maximum number of performance shares by the grant date fair value of the Company’s stock on the date of grant) is $647,637 for each of Messrs. Douglas, Dye and Fowler, $566,865 for Mr. Chambless, and $405,003 for Mr. Rosser. The maximum value of the performance share awards granted in 2018 (calculated by multiplying the maximum number of performance shares by the grant date fair value of the Company’s stock on the date of grant) is $727,181 for each of Messrs. Douglas, Dye and Fowler, $636,230 for Mr. Chambless, and $454,511 for Mr. Rosser. See Note 9 to the financial statements in CPSI’s Form 10-K for the year ended December 31, 2020 and Note 8 to the financial statements in CPSI’s Form 10-K for each of the years ended December 31, 2019 and December 31, 2018 for the assumptions made in determining the grant date fair values. There can be no assurance that the grant date fair value of these awards will ever be realized.

(2)

The amounts reported represent compensation earned pursuant to annual cash incentive awards granted under the Plans. The annual cash incentive awards are based on pre-established, performance-based targets and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” For a description of the annual cash incentive awards, see “Elements Used to Achieve Compensation Objectives—Annual Performance-Based Cash Bonuses” beginning on page 29.

(3)	The amounts reported represent Company contributions to the 401(k) retirement plan. The Company does not provide any perquisites to its executive officers.
(4)	$529,343 of this amount represents sales commissions earned by Mr. Rosser during 2020, $145,000 of which was guaranteed.
(5)	$517,686 of this amount represents sales commissions earned by Mr. Rosser during 2019, $145,000 of which was guaranteed.
(6)	$806,170 of this amount represents sales commissions earned by Mr. Rosser during 2018, $145,000 of which was guaranteed.

Grants of Plan-Based Awards in 2020

The following table provides certain information regarding the annual cash incentive, performance share and restricted stock awards granted to our NEOs pursuant to the Plans during the fiscal year ended December 31, 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#) (3)
J. Boyd Douglas	3/6/2020	75,600	302,400	604,800	—	—	—	—	—	—	—
	3/6/2020	—	—	—	3,626	14,504	21,756	—	—	—	391,028
	3/6/2020	—	—	—	—	—	—	9,669	—	—	252,941
Matt J. Chambless	3/6/2020	39,000	156,000	312,000	—	—	—	—	—	—	—
	3/6/2020	—	—	—	3,158	12,632	18,948	—	—	—	340,559
	3/6/2020	—	—	—	—	—	—	8,422	—	—	220,320
David A. Dye	3/6/2020	51,000	204,000	408,000	—	—	—	—	—	—	—
	3/6/2020	—	—	—	3,626	14,504	21,756	—	—	—	391,028
	3/6/2020	—	—	—	—	—	—	9,669	—	—	252,941
Christopher L. Fowler	3/6/2020	60,000	240,000	480,000	—	—	—	—	—	—	—
	3/6/2020	—	—	—	3,626	14,504	21,756	—	—	—	391,028
	3/6/2020	—	—	—	—	—	—	9,669	—	—	252,941
Troy D. Rosser	3/6/2020	—	—	—	2,261	9,045	13,568	—	—	—	243,853
	3/6/2020	—	—	—	—	—	—	6,030	—	—	157,745

(1)

The amounts shown in these columns reflect the threshold, target and maximum amounts potentially payable to each NEO under our annual cash incentive plan. The actual amount earned in 2020 by each NEO that received an annual cash incentive award is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 37.

(2)	The amounts shown in these columns reflect the threshold, target and maximum amounts potentially payable to each NEO who received Three-Year PSAs pursuant to the 2019 Incentive Plan.
(3)

The amounts shown in this column reflect the number of shares of time-based restricted stock granted to each NEO on March 6, 2020 pursuant to the 2019 Incentive Plan. The award vests in three annual installments of one-third each on the first three anniversaries of the grant date, commencing on March 6, 2021. The NEOs are entitled to the receipt of dividends declared on our common stock at the same rate and on the same terms as our other stockholders.

(4)

With respect to the time-based restricted stock granted to each NEO on March 6, 2020, the value shown in this column is the grant date fair value of the full award. With respect to the performance share awards granted to each NEO on March 6, 2020, the value shown in this column is the grant date fair value of the target award (calculated by multiplying the target number of performance shares by the closing price of the Company’s stock on the date of grant less the present value of the expected dividends not received during the relevant period, as well as a Monte Carlo simulation applicable to the TSR modifier for the Three-Year PSAs, or $26.96 for the Three-Year PSAs). See Note 9 to the financial statements in CPSI’s Form 10-K for the year ended December 31, 2020 for the assumptions made in determining the grant date fair value. There can be no assurance that the grant date fair value will ever be realized.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table sets forth information regarding the number of shares of unvested restricted stock and unearned performance share awards held by our NEOs as of December 31, 2020. There were no stock options outstanding for our NEOs at December 31, 2020.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
J. Boyd Douglas	3/9/2017	4,724 (2)	126,765
	3/6/2018	3,532 (3)	94,799
	3/6/2018	7,947 (4)	213,297
	3/7/2019	6,043 (3)	162,221
	3/7/2019			3,400 (5)	91,256
	3/6/2020	9,669 (3)	259,516
	3/6/2020			3,626 (6)	97,322
Matt J. Chambless	3/9/2017	3,543 (2)	95,067
	3/6/2018	3,090 (3)	82,962
	3/6/2018	6,953 (4)	186,619
	3/7/2019	5,290 (3)	141,984
	3/7/2019			2,976 (5)	79,876
	3/6/2020	8,422 (3)	226,046
	3/6/2020			3,158 (6)	84,761
David A. Dye	3/9/2017	4,724 (2)	126,765
	3/6/2018	3,532 (3)	94,799
	3/6/2018	7,947 (4)	213,297
	3/7/2019	6,043 (3)	162,221
	3/7/2019			3,400 (5)	91,256
	3/6/2020	9,669 (3)	259,516
	3/6/2020			3,626 (6)	97,322
Christopher L. Fowler	3/9/2017	4,724 (2)	126,765
	3/6/2018	3,532 (3)	94,799
	3/6/2018	7,947 (4)	213,297
	3/7/2019	6,043 (3)	162,221
	3/7/2019			3,400 (5)	91,256
	3/6/2020	9,669 (3)	259,516
	3/6/2020			3,626 (6)	97,322
Troy D. Rosser	5/11/2017	3,055 (2)	81,996
	3/6/2018	2,207 (3)	59,263
	3/6/2018	4,967 (4)	133,314
	3/7/2019	3,779 (3)	98,809
	3/7/2019	2,905 (7)	77,970
	3/7/2019			2,126 (5)	57,062
	3/6/2020	6,030 (3)	161,845
	3/6/2020			2,261 (6)	60,685

(1)	The market value is based on the closing price of our common stock on Nasdaq on December 31, 2020, the last trading day of 2020, of $26.84, multiplied by the number of shares.

(2)

These shares of restricted stock were issued pursuant to earned One-Year PSAs granted on March 9, 2017 and May 11, 2017 and vest in three annual installments of one-third each on each anniversary of the vesting commencement date of February 19, 2018.

(3)	These shares of time-based restricted stock vest in three annual installments of one-third each on each anniversary of the date of grant.
(4)

These shares of restricted stock were issued pursuant to earned One-Year PSAs granted on March 6, 2018 and vest in three annual installments of one-third each on each anniversary of the vesting commencement date of February 20, 2019.

(5)

These unearned Three-Year PSAs granted on March 7, 2019 are eligible to be earned based on the Company’s performance over a three-year performance period (2019 – 2021). For a description of the Three-Year PSAs granted in 2019, see the Definitive Proxy Statement on Schedule 14A filed on March 18, 2020. As the Company achieved an Adjusted EPS growth rate that did not exceed the threshold performance level with respect to the first two years (2019 and 2020) of the three-year performance period, this amount reflects the threshold number of Three-Year PSAs that each NEO is eligible to earn for the three-year performance period.

(6)

These unearned Three-Year PSAs granted on March 6, 2020 are eligible to be earned based on the Company’s performance over a three-year performance period (2020 – 2022). For a description of the Three-Year PSAs granted in 2020, see “Elements Used to Achieve Compensation Objectives—Long-Term Incentive Awards” beginning on page 30. As the Company achieved an Adjusted EPS growth rate that did not exceed the threshold performance level for the three-year performance period, this amount reflects the threshold number of Three-Year PSAs that each NEO is eligible to earn for the three-year performance period.

(7)

These shares of restricted stock were issued pursuant to earned One-Year PSAs granted on March 7, 2019 and vest in three annual installments of one-third each on each anniversary of the vesting commencement date of March 6, 2020. Messrs. Douglas, Chambless, Dye and Fowler did not earn any shares pursuant to their One-Year PSAs granted on March 7, 2019.

Option Exercises and Stock Vested in 2020

The following table reflects certain information with respect to shares of restricted stock that vested and performance shares that were earned during the fiscal year ended December 31, 2020. No stock options were held or exercised by the NEOs during 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
J. Boyd Douglas	—	—	27,708	745,838
Matt J. Chambless	—	—	22,930	617,996
David A. Dye	—	—	27,708	745,838
Christopher L. Fowler	—	—	27,708	745,838
Troy D. Rosser	—	—	17,078	461,756

(1)

The value realized upon the vesting of restricted shares is calculated based on the closing price of our common stock on Nasdaq on the applicable vesting date, or, if the vesting date was not a trading day, the previous trading day, multiplied by the number of shares. The value realized with respect to earned performance shares is calculated based on the closing price of our common stock on Nasdaq on December 31, 2020.

Equity Compensation Plans

2014 Incentive Plan

In 2014, we adopted the Computer Programs and Systems, Inc. 2014 Incentive Plan (as amended and restated, the “2014 Incentive Plan”), under which awards of restricted stock, performance shares and performance-based cash bonuses have been granted to our employees pursuant to the terms of award agreements. The Board of Directors adopted on March 7, 2019, and the stockholders of the Company approved at the 2019 Annual Meeting of Stockholders, the Computer Programs and Systems, Inc. 2019 Incentive Plan (as amended, the “2019 Incentive Plan”). The 2019 Incentive Plan replaced the 2014 Incentive Plan and the 2012 Amended and Restated Restricted Stock Plan for Non-Employee Directors, and no additional grants will be made under such plans. Outstanding awards granted under the 2014 Incentive Plan will remain subject to the terms of such plan, and there are no outstanding awards granted under the 2012 Amended and Restated Restricted Stock Plan for Non-Employee Directors.

2019 Incentive Plan

The 2019 Incentive Plan is an omnibus incentive plan under which the Compensation Committee is able to grant time- and performance-based equity awards and performance-based cash incentive awards. The Board believes that it is important for the Company to maintain a flexible and comprehensive incentive plan to provide a means of enhancing and encouraging the recruitment and retention of those individuals on whom the success of the Company most depends. The purposes of the 2019 Incentive Plan are to promote the interests of the Company and our stockholders by providing a means of granting equity and equity-related incentives, as well as cash incentives, to employees, including officers, consultants and non-employee directors of the Company and our affiliates in order to provide an additional incentive to such individuals to work to increase the value of the Company’s common stock and to provide such individuals with a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders. A summary of the principal features of the 2019 Incentive Plan is provided below.

•	Eligibility: Persons eligible to participate in the 2019 Incentive Plan include all employees, including officers, consultants and non-employee directors of the Company and our affiliates.

•

Administration: Except as may otherwise be determined by the Board, the 2019 Incentive Plan is administered by the Compensation Committee of the Board, which committee shall have the authority to, among other things, grant awards under the 2019 Incentive Plan and prescribe the terms and conditions of such awards. The Compensation Committee may delegate administration of the 2019 Incentive Plan to a committee or committees of one or more members of the Board, provided, however, that such committee must consist of two or more non-employee directors, pursuant to Rule 16b-3 of the Exchange Act, unless otherwise determined by the Board.

•

Shares Available: A total of 1,000,000 shares of the Company’s common stock are reserved for issuance under the 2019 Incentive Plan, plus the number of shares underlying any award granted under the 2014 Incentive Plan that expires, terminates or is cancelled or forfeited; provided that no more than 100,000 shares may be granted as incentive stock options. Shares of common stock available for distribution under the 2019 Incentive Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company, subject to the 2019 Incentive Plan. Any shares of common stock subject to an award that expires or is cancelled, forfeited or terminated without issuance of the full number of shares to which the award related prior to exercise or realization, either in full or in part, shall again become available for issuance under the plan in accordance with the terms of the 2019 Incentive Plan. The number of shares reserved for issuance under the 2019 Incentive Plan may be adjusted in the event of a stock or extraordinary cash dividend, stock split or reverse stock split, or an extraordinary corporate transaction, such as any recapitalization, reorganization, merger, consolidation, combination or exchange, or any other relevant change in capitalization.

•

Amendment and Termination: The Board of Directors may, at any time, and from time to time, amend or terminate the 2019 Incentive Plan; provided, however, that, except in certain limited circumstances (e.g., amendments relating to adjustments based upon changes in the common stock and amendments that the Board deems necessary or advisable to provide eligible participants with the maximum benefits provided or to be provided under the provisions of the Internal Revenue Code and the regulations promulgated thereunder), no amendment will be effective unless approved by the Company’s stockholders as may be required by applicable laws, stock exchange rules or other regulations. The 2019 Incentive Plan will automatically terminate on March 7, 2029.

Pension Benefits

The Company does not maintain any plans that provide for payments or other benefits to NEOs at, following, or in connection with their retirement.

Nonqualified Deferred Compensation

The Company does not maintain any defined contribution or other plans that provide for the deferral of compensation to NEOs on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-in-Control

As described in the Compensation Discussion and Analysis, the NEOs do not have employment, severance or change-in-control agreements with the Company. The information below describes and quantifies the compensation that would have accrued to the NEOs under the 2014 Incentive Plan and the 2019 Incentive Plan (collectively, the “Plans”) upon a termination of the executives’ employment or a change-in-control of the Company on December 31, 2020. However, the actual benefit to a NEO under the Plans can only be determined at the time of the change-in-control event or such executive’s separation from the Company. Additionally, the benefits described below are in addition to benefits available generally to salaried employees upon a termination of employment, such as distributions under the Company’s 401(k) plan and disability benefits.

Accelerated Vesting of Time-Based Restricted Stock

The terms of the restricted stock award agreements with the NEOs under the Plans provide for the acceleration of vesting of unvested restricted stock upon the death or “Disability” of the NEO or, at the discretion of the Compensation Committee, upon the NEO’s termination without “Cause,” as such terms are defined in the Plans. The award agreements under the Plans also provide that all of the shares of restricted stock not previously vested will automatically vest in the event of a “Change in Control” of the Company, as defined in the Plans. The amounts reported in the table below for the shares of restricted stock that would have vested in the event of a termination of employment due to death or Disability, a termination without Cause or a Change in Control that occurred on December 31, 2020 are based on the product of (y) the number of shares of restricted stock that were unvested as of December 31, 2020 and (z) our closing stock price of $26.84 on December 31, 2020.

Accelerated Payment of Performance-Based Cash Bonuses

If a NEO’s employment with the Company is terminated due to death or Disability prior to the last day of the performance period, the terms of the performance-based cash bonus awards granted under the 2019 Incentive Plan provide that the performance-based cash bonus will be paid to the NEO at the level he or she would have been entitled to receive had the termination not occurred, and such amount will be calculated on a pro-rated basis for the period from the beginning of the performance period to the date of the termination. If a NEO’s employment with the Company is terminated without Cause prior to the last day of the performance period, the performance-based cash bonus award will be forfeited. If a Change in Control occurs prior to the last day of the performance period, the cash bonus award will be paid to the NEO at the target level of achievement of the cash bonus award. The amounts reported in the table below for the performance-based cash bonuses that would have been earned in the event of a termination of employment due to death or Disability or a Change in Control that occurred on December 31, 2020 reflect the actual cash bonuses earned by the NEOs for 2020.

Accelerated Vesting of Performance Shares

The terms of the performance share awards that have been granted to the NEOs under the Plans provide that if a NEO’s employment with the Company is terminated due to death or Disability during the performance period, the NEO will earn the number of shares that he or she would have been entitled to receive had the termination not occurred, and such number of shares will be calculated on a pro-rated basis for the period from the beginning of the performance period to the date of the termination. If a NEO’s employment with the Company is terminated without Cause during the performance period, the performance share award will be forfeited. If a Change in Control occurs during the performance period, the performance share award will be deemed earned by the NEO at the target level of achievement of the award.

The amounts reported in the table below for the Three-Year PSAs granted in 2018 (the “2018 PSAs”) that would have been earned in the event of a termination of employment due to death or Disability or a Change in Control that occurred on December 31, 2020 are based on the product of (y) the actual number of 2018 PSAs earned by the NEOs and (z) our closing stock price of $26.84 on December 31, 2020. The amounts reported in the table below for the Three-Year PSAs granted in 2019 or 2020 (the “Ongoing PSAs”) that would have been earned in the event of a termination of employment due to death or Disability that occurred on December 31, 2020 assume that the Ongoing PSAs would be earned at the target level of achievement and are based on the product of (x) the target number of Ongoing PSAs granted to the NEOs in 2019 or 2020, as applicable, (y) our closing stock price of $26.84 on December 31, 2020 and (z) a fraction, the numerator of which equals the number of days that the NEO was employed during the performance period and the denominator of which equals the total number of days in the performance period (366 / 1,096 or 731 / 1,096, as applicable). The amounts reported in the table below for the Ongoing PSAs that would have been earned in the event of a Change in Control that occurred on December 31, 2020 are based on the product of (y) the target number of Ongoing PSAs granted to the NEOs in 2019 or 2020, as applicable, and (z) our closing stock price of $26.84 on December 31, 2020. The table below also reflects the amounts attributable to shares of restricted stock previously issued pursuant to performance share awards that would have vested in the event of a termination of employment due to death or Disability, a termination without Cause or a Change in Control that occurred on December 31, 2020.

The following table summarizes the potential payments to our NEOs with respect to the (i) shares of time-based restricted stock granted under the Plans, (ii) Three-Year PSAs granted under the Plans and (iii) performance-based cash bonus awards granted under the 2019 Incentive Plan that would have vested, been deemed earned or been paid, as applicable, in the event that (a) a change in control of CPSI had occurred on December 31, 2020, (b) the employment of the NEO had terminated on December 31, 2020 due to the NEO’s death or Disability or (c) the employment of the NEO had been terminated on December 31, 2020 without Cause.

Name	Amount that Would Have Been Realized in the Event of a Change in Control	Amount that Would Have Been Realized in the Event of the NEO’s Death or Disability	Amount that Would Have Been Realized in the Event of the NEO’s Termination without Cause (1)
J. Boyd Douglas	$1,607,152	$1,287,091	$856,599
Matt J. Chambless	$1,387,870	$1,108,854	$732,678
David A. Dye	$1,607,152	$1,287,091	$856,599
Christopher L. Fowler	$1,607,152	$1,287,091	$856,599
Troy D. Rosser	$1,084,873	$885,169	$615,790

(1)

With respect to the termination of a NEO without Cause, this table assumes that the Compensation Committee would have exercised its discretion under the time-based restricted stock award agreements and approved an acceleration of vesting of all of the shares of restricted stock upon such a termination.

Pay Ratio

SEC rules require us to disclose the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. In determining the median employee, we prepared a list of all employees as of December 31, 2020. Consistent with applicable rules, we used reasonable estimates both in the methodology used to identify the median employee and in calculating the annual total compensation of employees other than the CEO. We determined our median employee based on the taxable wages of each of our approximately 1,940 employees (excluding the CEO), as reported in Box 1 on Internal Revenue Service Form W-2. We annualized the taxable wages of full- and part-time employees who joined the Company during 2020.

The annual total compensation of our median employee (other than the CEO) for 2020 was $51,827. As disclosed in the Summary Compensation Table appearing on page 37, our CEO’s annual total compensation for 2020 was $1,274,209. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was approximately 24.6 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Non-Management Director Compensation

Our director compensation program is designed to attract and retain highly qualified non-employee directors and to address the time, effort, expertise and accountability required of active board membership. Our Compensation Committee believes that annual compensation for non-employee directors should consist of both cash to compensate members for their services on the Board and its committees, and equity to align the interest of directors and stockholders. Highlights of our director compensation program include:

•	Emphasis on equity in the overall compensation mix

•	Full-value equity grants under a fixed-value annual grant policy

•	Fees for committee service to differentiate individual pay based on workload

•	Additional fees for committee chairs to reflect increased time and effort required

•	A robust stock ownership guideline set at five times the annual cash retainer to support stockholder alignment

In accordance with its charter, the Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation of our non-employee directors. In making such recommendations, the Compensation Committee takes into consideration the director compensation practices of peer companies and whether such recommendations align with the interests of our stockholders. Like compensation for our executive officers, the Compensation Committee reviews the total compensation of our non-employee directors and each element of our director compensation program annually. At the direction of the Compensation Committee, FW Cook, the Compensation Committee’s independent compensation consultant, analyzes the competitive position of the Company’s director compensation program against the peer group used for executive compensation purposes (see pages 27 to 28 for more information about the Company’s peer group). Based on FW Cook’s analysis in October 2019, the Compensation Committee chose to adjust the non-employee director compensation program for 2020 by (i) adopting additional fees for the chairs of the standing committees in order to compensate these individuals for the extensive time and effort required in connection with chairing a committee and (ii) decreasing the additional fee paid to the non-executive Chairperson of the Board in order to bring this fee in line with the remainder of the non-employee director compensation program, which is slightly below the peer group median.

In 2020, each of our non-employee directors received an annual cash retainer (paid quarterly in advance) for service as a director, and each non-employee director who served on one or more committees of the Board received an additional fee for each committee membership. Each director who served on a special committee of the Board during 2020 received an additional fee. The amount of the annual retainers, by position, are set forth below:

Position	Annual Cash Retainer
Chairman	$100,000
Regular Board Member	$60,000
Audit Committee – Chair	$20,000
Audit Committee – Member	$5,000
Compensation Committee – Chair	$12,500
Compensation Committee – Member	$4,000
Nominating and Corporate Governance Committee – Chair	$10,000
Nominating and Corporate Governance Committee – Member	$4,000
Innovation and Technology Committee – Chair	$20,000
Innovation and Technology Committee – Member	$5,000

Each non-employee director also received a grant of shares of restricted stock under the Computer Programs and Systems, Inc. 2019 Incentive Plan (the “2019 Incentive Plan”) having a fair market value of approximately $100,000 on March 6, 2020, which shares of restricted stock vest on the first anniversary of the date of grant. Directors who are employees of the Company receive no compensation for their service as directors. Directors are also reimbursed for their expenses incurred in attending any meeting of directors.

The Compensation Committee did not recommend that any changes be made to the non-employee director compensation program for 2021.

The table below summarizes the compensation paid by the Company to the non-employee directors for the fiscal year ended December 31, 2020.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Total ($)
Regina M. Benjamin	70,938	100,010	170,948
Charles P. Huffman	84,000	100,010	184,010
Christopher T. Hjelm	63,000	116,682	179,682
W. Austin Mulherin, III	60,000	100,010	160,010
A. Robert Outlaw, Jr.	23,000	—	23,000
Jeffrey A. Strong	53,563	100,010	153,273
Glenn P. Tobin	112,500	100,010	212,510
Denise W. Warren	65,000	100,010	165,010

(1)

J. Boyd Douglas, the Company’s President and Chief Executive Officer, and David A. Dye, the Company’s Chief Growth Officer, are not included in this table as they are, and at all times during 2020 were, employees of the Company and thus received no compensation for their service as directors. The compensation received by Mr. Douglas and Mr. Dye as employees of the Company is shown in the Summary Compensation Table on page 37. A. Robert Outlaw, Jr. did not stand for re-election as a director at the 2020 Annual Meeting and Jeffrey A. Strong resigned from the Board effective October 23, 2020.

(2)

The amounts reported represent the grant date fair value of the time-based restricted stock granted in 2020, calculated in accordance with FASB ASC Topic 718. See Note 9 to the financial statements in CPSI’s Form 10-K for the year ended December 31, 2020 for the assumptions made in determining the grant date fair value. There can be no assurance that the grant date fair value will ever be realized. In connection with Mr. Strong’s resignation from the Board effective October 23, 2020, the Compensation Committee approved the acceleration of vesting of 2,549 shares of unvested restricted stock, which amount corresponds with the portion of the year during which Mr. Strong served as a director of the Company.

As of December 31, 2020, the aggregate number of unvested shares of restricted stock held by each non-employee director, other than Christopher T. Hjelm, was 3,823 shares. The number of unvested shares of restricted stock held by Mr. Hjelm was 4,463.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of common stock beneficially owned as of March 19, 2021 by:

•	each director and director nominee;

•	each executive officer named in the Summary Compensation Table on page 37 of this Proxy Statement;

•	all of our directors and executive officers as a group; and

•	beneficial owners of 5% or more of our common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695.

Name of Beneficial Owner	Number of Shares of Common Stock (1)	% of Shares of Common Stock (2)
BlackRock, Inc. (3)	2,063,774	14.2%
River Road Asset Management, LLC (4)	1,163,498	8.0%
The Vanguard Group, Inc. (5)	883,284	6.1%
J. Boyd Douglas (6)	246,567	1.7%
David A. Dye (7)	141,397	1.0%
Regina M. Benjamin (8)	14,758	*
Christopher T. Hjelm (9)	7,662	*
Charles P. Huffman (10)	25,258	*
W. Austin Mulherin, III (11)	22,316	*
Glenn P. Tobin (12)	18,258	*
Denise W. Warren (13)	14,758	*
Matt J. Chambless (14)	36,136	*
Christopher L. Fowler (15)	58,838	*
Troy D. Rosser (16)	51,362	*
All Directors & Executive Officers as a group (12 persons)(17)	687,826	4.7%

*	Reflects ownership of less than 1%.

(1)

The number of shares of common stock reflected in the table is that number of shares which are deemed to be beneficially owned under Section 13(d) of the Exchange Act and SEC rules thereunder. Shares deemed to be beneficially owned include shares as to which, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, either voting power or investment power is held or shared. Unless otherwise stated, the named person has the sole voting and investment power for the shares indicated.

(2)	Percentage of ownership is based on 14,656,967 shares of Company common stock outstanding as of March 19, 2021.
(3)

The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. This information is based solely upon our review of an amended Schedule 13G filed by BlackRock, Inc. with the SEC on January 26, 2021, reporting beneficial ownership as of December 31, 2020. The Schedule 13G/A reports that (a) BlackRock, Inc. is a parent holding company or control person, (b) BlackRock, Inc.’s subsidiaries, BlackRock Advisors, LLC, BlackRock Investment Management (UK) Ltd., BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, N.A., BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG and BlackRock Investment Management, LLC, acquired the shares being reported and (c) Blackrock, Inc. has sole voting power with respect to 2,042,746 shares and sole dispositive power with respect to all 2,063,774 shares.

(4)

The address of River Road Asset Management, LLC is 462 S. 4th St., Suite 2000, Louisville, Kentucky 40202. This information is based solely upon our review of a Schedule 13G filed by River Road Asset Management, LLC (“River Road”) with the SEC on February 10, 2021, reporting beneficial ownership as of December 31, 2020. The Schedule 13G reports that, of the 1,163,498 shares reported as beneficially owned, River Road has sole voting power with respect to 1,102,009 shares and sole dispositive power with respect to all 1,163,498 shares.

(5)

The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is based solely upon our review of an amended Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard Group”) with the SEC on February 10, 2021, reporting beneficial ownership as of December 31, 2020. The Schedule 13G/A reports that (a) The Vanguard Group, Inc. is a parent holding company or control person, (b) The Vanguard Group, Inc.’s subsidiaries, Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited, acquired the shares being reported and (c) of the 883,284 shares reported as beneficially owned, Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 14,362 shares, sole dispositive power with respect to 857,970 shares and shared dispositive power with respect to 25,314 shares.

(6)

Mr. Douglas shares voting and investment power for 100 shares with his wife. Includes a total of 600 shares held in custodial accounts for the benefit of his three children. Also includes 22,340 shares of unvested restricted stock granted to Mr. Douglas under the Company’s 2014 Incentive Plan and 2019 Incentive Plan.

(7)

Includes 55,600 shares owned by a trust for the benefit of Mr. Dye and his children. Also includes 22,340 shares of unvested restricted stock granted to Mr. Dye under the Company’s 2014 Incentive Plan and 2019 Incentive Plan.

(8)	Includes 3,199 shares of unvested restricted stock granted to Dr. Benjamin under the Company’s 2019 Incentive Plan.
(9)	Includes 3,199 shares of unvested restricted stock granted to Mr. Hjelm under the Company’s 2019 Incentive Plan.
(10)	Mr. Huffman shares voting and investment power for 2,000 shares with his wife. Includes 3,199 shares of unvested restricted stock granted to Mr. Huffman under the Company’s 2019 Incentive Plan.
(11)	Mr. Mulherin shares voting and investment power for 1,400 shares with his wife. Includes 372 shares held in a custodial account for the benefit of his daughter.
(12)	Includes 3,199 shares of unvested restricted stock granted to Mr. Tobin under the Company’s 2019 Incentive Plan.
(13)	Includes 3,199 shares of unvested restricted stock granted to Ms. Warren under the Company’s 2019 Incentive Plan.
(14)	Includes 19,488 shares of unvested restricted stock granted to Mr. Chambless under the Company’s 2014 Incentive Plan and 2019 Incentive Plan.
(15)	Includes 22,340 shares of unvested restricted stock granted to Mr. Fowler under the Company’s 2014 Incentive Plan and 2019 Incentive Plan.
(16)	Includes 15,593 shares of unvested restricted stock granted to Mr. Rosser under the Company’s 2014 Incentive Plan and 2019 Incentive Plan.
(17)	Includes shares of unvested restricted stock as described in footnotes (8)-(16).

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than ten percent (10%) of our common stock, to file reports of ownership and changes in ownership of Company common stock held by them with the SEC. Copies of these reports must also be provided to the Company. Based on our review of these reports, we believe that, during the year ended December 31, 2020, all reports required to be filed during such year were filed on a timely basis, except that a late Form 4 was filed on behalf of James B. Britain to report sales of shares of Company common stock on each of August 31, 2020, September 2, 2020 and September 3, 2020.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for the Review and Approval of Related Person Transactions

We may occasionally enter into or participate in transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons, and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related person transactions.” We have a written policy regarding the review and approval of related person transactions.

In accordance with this policy, and except for certain transactions subject to standing pre-approval under the policy, our Audit Committee must review and approve all such related person transactions that exceed or are expected to exceed $100,000 in any calendar year. This $100,000 threshold is less than the $120,000 threshold requiring disclosure under the rules of the SEC. The Audit Committee considers all relevant factors when determining whether to approve a related person transaction, including whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director may participate in any discussion or approval of any related person transaction in which he or she is a related person, but that director is required to provide the Audit Committee with all material information concerning the transaction.

Related Person Transactions

Matt Cole, the brother-in-law of W. Austin Mulherin, III (a director of the Company), is employed by the Company as a sales manager. Matt Cole received total compensation of $254,951 from the Company during 2020. The Audit Committee reviewed and approved the compensation of Mr. Cole.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently composed of three directors who are independent directors as defined under existing Nasdaq rules and SEC rules. The Audit Committee operates under a written charter, as last amended by the Board of Directors on March 6, 2020.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management the Company’s audited financial statements as of, and for, the year ended December 31, 2020.

•

We have discussed with the independent registered public accountants, Grant Thornton LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

•

We have received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable PCAOB standards regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and have discussed with Grant Thornton LLP their independence. We considered whether the provision of non-financial audit services was compatible with Grant Thornton LLP’s independence in performing financial audit services.

Based on the review and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC. It should be noted that management is responsible for the Company’s financial reporting process, including its system of internal controls, and the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

AUDIT COMMITTEE

Charles P. Huffman, Chairperson

Regina M. Benjamin

Denise W. Warren

PROPOSAL 2

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the rules of the SEC. We intend to hold such an advisory vote on the compensation of our NEOs, commonly known as a “say-on-pay” vote, each year in connection with our Annual Meeting of Stockholders until the next vote on the frequency of the “say-on-pay” vote or until our Board of Directors otherwise determines that a different frequency for this advisory vote is in the best interests of our stockholders. The next advisory vote on the frequency of “say-on-pay” votes will occur no later than 2023.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to align the interests of our NEOs with the interests of our stockholders and to reward performance that enhances stockholder returns. As discussed in the “Compensation Discussion and Analysis,” the Compensation Committee intends to continue to emphasize performance-based compensation and strengthen the link between executive compensation and the Company’s long-term performance, as evidenced by the following recent improvements made to the compensation program:

•	granting performance share awards and performance-based cash bonus awards to the Company’s executive officers since 2014;

•	transitioning to an equity compensation mix that is more heavily weighted in favor of performance-based equity than time-based equity;

•	transitioning from one-year performance share awards to three-year performance share awards;

•	adding a peer comparison metric to our long-term equity incentive awards;

•	requiring our executives to hold a meaningful stake in the Company’s common stock;

•	adding performance metrics to the annual cash incentive program that reflect how management evaluates the Company’s operations;

•	using the current year financial plan to set performance targets instead of prior-year performance; and

•	applying a cumulative, three-year performance goal to the three-year performance share awards.

We believe that our compensation program has been, and will continue to be, successful in retaining and motivating our executive officers necessary for the current and long-term success of the Company.

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosure.”

This “say-on-pay” vote is advisory and, therefore, is not binding on the Company, our Board of Directors, or our Compensation Committee. However, our Board and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements. To the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, the Compensation Committee and Board will evaluate whether any actions are necessary to address the concerns of stockholders.

The Board of Directors recommends that the stockholders vote FOR Proposal 2.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accountants for the year ending December 31, 2021 is being presented to the stockholders for approval at the Annual Meeting. If the appointment of independent registered public accountants is not ratified, the Audit Committee will reconsider its appointment of independent registered public accountants.

General

The Audit Committee has approved the engagement of Grant Thornton as the Company’s independent registered public accountants for the year ending December 31, 2021. Grant Thornton has been engaged by the Company since 2004 and has audited the financial statements of the Company for the years ended December 31, 2004 through December 31, 2020.

It is expected that a representative of Grant Thornton will be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Fees Paid to Grant Thornton LLP

The following table presents the fees paid or accrued by the Company for the audit and other services rendered by Grant Thornton for the years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees	$768,500	$796,702
Audit-Related Fees	$0	$10,600
Tax Fees	$0	$0
All Other Fees	$0	$0
TOTAL	$768,500	$807,302

Audit Fees. Audit Fees for the last two years were for professional services rendered by the independent registered public accountants in connection with (i) the audits of the Company’s annual financial statements and audits of the effectiveness of the Company’s internal control over financial reporting, and (ii) the review of the Company’s quarterly financial statements.

Audit-Related Fees. Audit-Related Fees for 2019 were for other assurance-related services.

Tax Fees. There were no Tax Fees paid to Grant Thornton in 2020 or 2019.

All Other Fees. All Other Fees encompasses any services provided by the independent registered public accountants other than the services reported in the other above categories. There were no All Other Fees paid to Grant Thornton in 2020 or 2019.

Pre-Approval Policy

The Audit Committee’s policy is to specifically pre-approve all audit and non-audit services to be rendered by the independent registered public accountants. Through this policy, the Audit Committee can effectively monitor the costs of services and can ensure that the provision of such services does not impair the registered accountant’s independence. During the year ended December 31, 2020, all audit and non-audit services were approved, in advance, by the Audit Committee in compliance with these procedures.

The Board of Directors recommends that the stockholders vote FOR Proposal 3.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are properly presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and proxy form for the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) pursuant to SEC Rule 14a-8, the proposal must be received by the Company’s Corporate Secretary at Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695, on or before December 1, 2021. If the date of the 2022 Annual Meeting changes by more than 30 days from May 13, 2022, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2022 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2022 Annual Meeting. The Company will determine whether to include a proposal in the 2022 proxy statement in accordance with the SEC rules governing the solicitation of proxies.

If a stockholder proposal is submitted outside the proposal process mandated by SEC Rule 14a-8, and is submitted instead under the Company’s advance notice Bylaw provision (Section 1.13 of the Bylaws), the proposal must be received by the Company’s Corporate Secretary at Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695 not earlier than January 13, 2022 nor later than February 12, 2022, together with the necessary supporting documentation required under that Bylaw provision. If the date of the 2022 Annual Meeting is advanced by more than 30 days or is delayed by more than 70 days from May 13, 2022, then to be timely the nomination or proposal must be received by the Company no earlier than the 120th day prior to the 2022 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting is first made.

A COPY OF OUR 2020 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES OUR FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, IS ENCLOSED WITH THIS PROXY STATEMENT. IF THE ANNUAL REPORT IS NOT INCLUDED, PLEASE NOTIFY US IN WRITING AT COMPUTER PROGRAMS AND SYSTEMS, INC., 6600 WALL STREET, MOBILE, ALABAMA 36695, ATTN: CORPORATE SECRETARY.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call the Broadridge Householding Election system at (866) 540-7095 to decline or modify previous householding elections. You can also request prompt delivery of a copy of the proxy statement and annual report by sending a written request to Computer Programs and Systems, Inc., 6600 Wall Street, Mobile, Alabama 36695, Attn: Corporate Secretary.

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/CPSI
	●	Cast your vote online
	●	Have your Proxy Card ready.
	●	Follow the simple instructions to record your vote.
PHONE
Call 1-866-509-1050
	●	Use any touch-tone telephone, 24 hours a day, 7 days a week.
	●	Have your Proxy Card ready.
	●	Follow the simple recorded instructions.

MAIL
	●	Mark, sign and date your Proxy Card.
	●	Fold and return your Proxy Card Form in the postage-paid envelope provided.

CONTROL NUMBER

Computer Programs and Systems, Inc.

Annual Meeting of Stockholders	<— Please fold here — Do not separate —>
For Stockholders as of March 19, 2021

TIME:	Thursday, May 13, 2021 08:00 AM, Central Time
PLACE:	Online webcast - www.proxydocs.com/CPSI

This proxy is being solicited on behalf of Board of Directors

The undersigned hereby appoints J. Boyd Douglas and Matt J. Chambless, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Computer Programs and Systems, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Computer Programs and Systems, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2, 3.

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	Election of one Class I Director
		FOR	AGAINST	ABSTAIN
	1.01 Glenn P. Tobin	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	To approve on an advisory basis the compensation of the Company’s named executive officers.	☐	☐	☐	FOR

3.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending December 31, 2021.	☐	☐	☐	FOR

4.	To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

You must pre-register to attend the meeting online and/or participate at www.proxydocs.com/CPSI.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date